UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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ARIBA, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ARIBA, INC.

807 11th Avenue

Sunnyvale, California 94089

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Ariba, Inc., which will be held at Ariba’s Atlanta office, located at 11625 Rainwater Drive, 500-600 Northwinds Center, Suite 150, Alpharetta, GA on March 11, 2009, at 8:00 a.m. Eastern Time.

Details of the business to be conducted at the Annual Meeting are given in the attached Notice of Annual Meeting of Stockholders and Proxy Statement. We encourage you to read these materials carefully.

It is important that your shares be represented and voted at the Annual Meeting. Whether you plan to attend the Annual Meeting in person or not, I hope you will vote your shares as soon as possible. I encourage you to vote electronically via the Internet or by telephone prior to the meeting or if you request paper materials, to sign and return your proxy card, so that your shares will be represented and voted at the meeting even if you cannot attend. As discussed in the Proxy Statement, voting electronically via the Internet, by telephone or by returning the proxy or voting instruction card does not deprive you of your right to attend the Annual Meeting.

On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of Ariba. We look forward to seeing you at the Annual Meeting.

Sincerely,

ROBERT M. CALDERONI
Chairman of the Board of Directors and Chief Executive Officer

Sunnyvale, California

January 23, 2009

ARIBA, INC.

807 11th Avenue

Sunnyvale, California 94089

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held March 11, 2009

The Annual Meeting of Stockholders of Ariba, Inc. will be held at Ariba’s Atlanta office, located at 11625 Rainwater Drive, 500-600 Northwinds Center, Suite 150, Alpharetta, GA on March 11, 2009, at 8:00 a.m. Eastern Time for the following purposes:

1. To elect three (3) members of the Board of Directors to serve until the 2012 annual meeting of stockholders of the Company or until such persons’ successors have been duly elected and qualified;

2. To approve the amendment and restatement of our 1999 Equity Incentive Plan to increase the number of shares of common stock available under the plan by 5,270,000 shares;

3. To approve the amendment and restatement of our Employee Stock Purchase Plan to increase the number of shares of common stock available under the plan by 1,500,000 shares;

4. To ratify the appointment of Ernst & Young LLP as the Company’s independent public accountants for the fiscal year ending September 30, 2009; and

5. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

The foregoing items of business are more fully described in the attached Proxy Statement.

Only stockholders of record at the close of business on January 12, 2009, the record date, are entitled to notice of, and to vote at, the Annual Meeting and at any adjournments or postponements thereof. A list of such stockholders will be available for inspection at the Company’s principal executive offices located at 807 11th Avenue, Sunnyvale, California, 94089 during ordinary business hours for the ten-day period prior to the Annual Meeting.

The Company is pleased to take advantage of the Securities and Exchange Commission rules that allow issuers to furnish proxy materials to their stockholders on the Internet. The Company believes the rules allow the Company to provide its stockholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of the Annual Meeting of Stockholders.

By Order of the Board of Directors

Ahmed Rubaie
Executive Vice President and Chief Financial Officer

Sunnyvale, California

January 23, 2009

IMPORTANT

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE VOTE ELECTRONICALLY VIA THE INTERNET, BY TELEPHONE, OR, IF YOU HAVE REQUESTED A PAPER COPY OF THESE DOCUMENTS, BY PROMPTLY SIGNING, DATING AND RETURNING THE ENCLOSED PROXY IN THE PRE-ADDRESSED ENVELOPE PROVIDED. PLEASE SEE “VOTING OF SHARES” ON PAGE 2 OF THE PROXY STATEMENT FOR INFORMATION ON HOW TO VOTE YOUR SHARES AND CHANGE YOUR VOTE.

ARIBA, INC.

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

To Be Held March 11, 2009

These proxy materials are furnished in connection with the solicitation of proxies by the Board of Directors of Ariba, Inc., a Delaware corporation (“Ariba” or the “Company”), for the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at Ariba’s Atlanta office, located at 11625 Rainwater Drive, 500-600 Northwinds Center, Suite 150, Alpharetta, GA on March 11, 2009, at 8:00 a.m. Eastern Time, and at any adjournment or postponement of the Annual Meeting.

PURPOSE OF MEETING

The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Stockholders. Each proposal is described in more detail in this Proxy Statement (“Proxy Statement”).

VOTING RIGHTS AND SOLICITATION OF PROXIES

The Company’s common stock, $0.002 par value (the “Common Stock”) is the only type of security entitled to vote at the Annual Meeting. On January 12, 2009, the record date for determination of stockholders entitled to vote at the Annual Meeting, there were 86,883,892 shares of Common Stock outstanding. Each stockholder of record on January 12, 2009 is entitled to one vote for each share of Common Stock held by such stockholder on January 12, 2009. Shares of Common Stock may not be voted cumulatively. All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Quorum Required

The Company’s bylaws provide that the holders of a majority of the Common Stock issued and outstanding and entitled to vote generally in the election of directors, present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be counted as present for the purpose of determining the presence of a quorum.

Votes Required

Proposal No. 1. Directors are elected by a plurality of the affirmative votes cast by those shares present in person, or represented by proxy, and entitled to vote at the Annual Meeting. The nominees for director receiving the highest number of affirmative votes will be elected. Abstentions and broker non-votes will not be counted toward a nominee’s total. Stockholders may not cumulate votes in the election of directors.

Proposal No. 2. The Amendment and Restatement of the 1999 Equity Incentive Plan requires the affirmative vote of a majority of those shares present in person or represented by proxy at the Annual Meeting. Broker non-votes will not be counted as having been voted on the proposal. Abstentions have the same effect as an “Against” vote.

Proposal No. 3. The Amendment and Restatement of the Employee Stock Purchase Plan requires the the affirmative vote of a majority of those shares present or represented by proxy at the Annual Meeting. Broker non-votes will not be counted as having been voted on the proposal. Abstentions have the same effect as an “Against” vote.

Proposal No. 4. Ratification of the appointment of Ernst & Young LLP as the Company’s independent public accountants for the fiscal year ending September 30, 2009 requires the affirmative vote of a majority of those shares present in person, or represented by proxy, and cast either affirmatively or negatively at the Annual Meeting. Abstentions and broker non-votes will not be counted as having been voted on the proposal.

Voting of Shares

If your shares of Common Stock are registered directly in your name with the Company’s transfer agent, ComputerShare, you are considered, with respect to those shares, the stockholder of record. In accordance with rules and regulations adopted by the Securities and Exchange Commission, instead of mailing a printed copy of our proxy materials to each stockholder of record, we furnish proxy materials to our stockholders on the Internet. If you received a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) by mail, you will not receive a printed copy of these proxy materials. Instead, the Notice of Internet Availability will instruct you as to how you may access and review all of the important information contained in these proxy materials. The Notice of Internet Availability also instructs you as to how you may submit your proxy on the Internet or over the telephone. If you received a Notice of Internet Availability by mail and would like to receive a printed copy of our proxy materials, including a proxy card, you should follow the instructions for requesting such materials included in the Notice of Internet Availability.

If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of shares held in “street name,” and the Notice of Internet Availability was forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares held in your account.

Shares of Common Stock held in a stockholder’s name as the stockholder of record may be voted in person at the Annual Meeting. Shares of Common Stock held beneficially in street name may be voted in person only if you obtain a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares.

Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the Annual Meeting. If you are a stockholder of record, you may vote by submitting a proxy electronically via the Internet, by telephone or if you have requested a hard copy of these proxy materials, by returning the proxy or voting instruction card. If you hold shares beneficially in street name, you may vote by submitting voting instructions to your broker, trustee or nominee.

Whether or not you are able to attend the Annual Meeting, you are urged to complete and return your proxy or voting instructions, which are being solicited by the Company’s Board of Directors (the “Board of Directors”) and which will be voted as you direct on your proxy or voting instructions when properly completed. In the event no directions are specified, such proxies and voting instructions will be voted FOR the nominees for election to the Board of Directors, FOR the amendment and restatement of Ariba’s 1999 Equity Incentive Plan, FOR the amendment and restatement of Ariba’s Employee Stock Purchase Plan, FOR the ratification of Ernst & Young LLP as the Company’s independent public accountants for the fiscal year ending September 30, 2009 and in the discretion of the proxy holders as to other matters that may properly come before the Annual Meeting.

Revocability of Proxies

You may revoke or change your proxy or voting instructions at any time before the Annual Meeting. To revoke your proxy, send a written notice of revocation or another signed proxy with a later date to the Chief Financial Officer of the Company at the Company’s principal executive offices before the beginning of the Annual Meeting. You may also automatically revoke your proxy by attending the Annual Meeting and voting in person. To revoke your voting instructions, submit new voting instructions to your broker, trustee or nominee; alternatively, if you have obtained a legal proxy from your broker or nominee giving you the right to vote your shares, you may attend the Annual Meeting and vote in person. All shares represented by a valid proxy received prior to the Annual Meeting will be voted.

Attending the Annual Meeting

You are entitled to attend the Annual Meeting only if you were a stockholder of the Company as of the close of business on January 12, 2009 or you hold a valid proxy for the Annual Meeting. You should be prepared to present photo identification for admittance. In addition, if you are a stockholder of record, your name will be verified against the list of record holders on the record date prior to your being admitted to the Annual Meeting. If you are a beneficial owner of shares held in street name, you should provide proof of beneficial ownership on the record date, such as your most recent brokerage account statement prior to January 12, 2009, a copy of the voting instruction card provided by your broker, trustee or nominee, or other similar evidence of ownership. If you do not provide photo identification or comply with the other procedures outlined above upon request, you will not be admitted to the Annual Meeting.

CORPORATE GOVERNANCE

Director Independence

The Board of Directors has determined that each of its members, other than Robert M. Calderoni, Ariba’s Chief Executive Officer, is an “independent director” as described in the listing standards of The Nasdaq Global Market (“Nasdaq”).

Board of Directors Meetings and Committees

During the fiscal year ended September 30, 2008, the Board of Directors held 11 meetings and did not act by written consent in lieu of a meeting on any occasion. For the fiscal year, each of the current directors during the term of his or her tenure attended or participated in at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board of Directors on which he or she served. All of Ariba’s directors are encouraged to attend the Annual Meeting. All of Ariba’s directors were in attendance either by person or by telephone at Ariba’s 2008 annual meeting of stockholders.

During the fiscal year ended September 30, 2008, the Board of Directors had an Audit Committee, Compensation Committee, Corporate Governance and Nominating Committee and an Equity Incentive Committee.

The Board of Directors and other committees held a total of 14 executive sessions during the fiscal year ending September 30, 2008. Mr. Calderoni was not present at 9 of these executive sessions.

Audit Committee. During the fiscal year ended September 30, 2008, the Audit Committee of the Board of Directors (the “Audit Committee”) held 10 meetings and did not act by written consent in lieu of a meeting on any occasion. The Audit Committee reviews, acts on and reports to the Board of Directors with respect to various auditing and accounting matters, including (i) the selection of the Company’s independent auditors, (ii) the scope of the independent auditors’ service and annual audit fees to be paid to the Company’s independent auditors, (iii) the performance of the Company’s independent auditors and (iv) the accounting practices of the Company. The chair of the Audit Committee is Mr. Monahan, and the other members of the Audit Committee are Messrs. Kashnow and Johnson. The membership of the Audit Committee was changed effective August 1, 2008, and at this time Mr. Johnson replaced Mr. Knowling. The Board of Directors has determined that each member of the Audit Committee is independent as described in applicable Nasdaq listing standards. The Board of Directors has also determined that Mr. Monahan is an “audit committee financial expert” as described in applicable rules and regulations of the Securities and Exchange Commission. A copy of the Audit Committee’s charter is publicly available on the Company’s web site at http://www.ariba.com/company/investor_governance.cfm.

Corporate Governance and Nominating Committee. During the fiscal year ended September 30, 2008, the Corporate Governance and Nominating Committee of the Board of Directors (the “Corporate Governance and Nominating Committee”) held 3 meetings and did not act by written consent in lieu of a meeting on any occasion. The Corporate Governance and Nominating Committee (i) reviews, considers developments in and makes recommendations to the Board of Directors regarding corporate governance policies and procedures for the Company, (ii) makes recommendations to the Board of Directors regarding candidates for membership in the Board of Directors and regarding the size and composition of the Board of Directors, and (iii) establishes procedures for the nomination process. The chair of the Corporate Governance and Nominating Committee is Mr. Kashnow, and the other members of the Corporate Governance and Nominating Committee are Mr. Newkirk and Ms. Edelman. The membership of the Corporate Governance and Nominating Committee was changed effective August 1, 2008, and at this time Mr. Kashnow replaced Mr. Wallman as chair and Ms. Edelman replaced Mr. Knowling. A copy of the Corporate Governance and Nominating Committee’s charter is publicly available on the Company’s web site at http://www.ariba.com/company/investor_governance.cfm.

In assessing the appropriate size and composition of the Board of Directors, the Corporate Governance and Nominating Committee considers bona fide candidates from all relevant sources, including current members of the Board of Directors, professional search firms, stockholders and other persons. The minimum qualifications and skills that each director should possess include (i) the highest professional and personal ethics and values, (ii) broad experience at the policy-making level in business, government, education, technology or public interest, (iii) a commitment to enhancing stockholder value and (iv) sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. In addition, the Corporate Governance and Nominating Committee considers (i) various and relevant career experience, (ii) relevant skills, such as an understanding of the software business, software development, technology, finance, marketing and international commerce, (iii) financial expertise, (iv) diversity and (v) local and community ties.

Stockholders may propose director candidates for consideration by the Corporate Governance and Nominating Committee. Any such recommendations should be directed to the Secretary of the Company at Ariba’s headquarters at the address set forth above. In addition, the Company’s bylaws permit stockholders to nominate directors at an annual meeting of stockholders. To nominate a director, a stockholder must (i) furnish the Company with the information required by the Company’s bylaws, (ii) in some cases deliver a proxy statement and form of proxy to holders of a sufficient number of shares of Common Stock to elect such nominee, and (iii) give timely notice to the Secretary of the Company in accordance with the Company’s bylaws, which require that the notice be received by the Secretary of the Company within the time periods described below for stockholder proposals not intended to be included in the Company’s proxy statement and proxy. See “Stockholder Proposals for 2010 Annual Meeting.”

Compensation Committee. During the fiscal year ended September 30, 2008, the Compensation Committee of the Board of Directors (the “Compensation Committee”) held 12 meetings and did not act by written consent in lieu of a meeting on any occasion. The Compensation Committee (i) administers the Company’s stock plans, (ii) reviews the performance of, and establishes compensation programs for, the executive officers of the Company and (iii) reviews the compensation programs for other key employees, including salary and cash bonus levels and option and restricted stock grants under the Company’s stock plans.

The Compensation Committee has the authority to engage independent advisors, such as compensation consultants, to assist it in carrying out its responsibilities. The Compensation Committee at present engages an outside consultant on a regular basis to advise the Compensation Committee on the Company’s compensation practices. Additional information on the roles and responsibilities of the outside compensation consultant is provided under “Executive Compensation and Related Information” beginning on page 12 of this Proxy Statement. The chair of the Compensation Committee is Mr. Wallman and the other members of the Compensation Committee are Messrs. Newkirk and Knowling. The membership of the Compensation Committee was changed effective August 1, 2008, and at this time Mr. Wallman replaced Mr. Kashnow as chair and Mr. Johnson left the committee. A copy of the Compensation Committee’s charter is publicly available on the Company’s web site at http://www.ariba.com/company/investor_governance.cfm.

Compensation Committee Interlocks and Insider Participation. The Compensation Committee was formed in April 1999, and Messrs. Wallman, Newkirk, Knowling, Kashnow and Johnson served as members during fiscal year 2008. None of these individuals was at any time during fiscal year 2008, or at any other time, an officer or employee of the Company. No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company’s Board of Directors or Compensation Committee.

Equity Incentive Committee. During the fiscal year ended September 30, 2008, the Equity Incentive Committee of the Board of Directors (the “Equity Incentive Committee”) held no meetings and acted by written consent in lieu of a meeting on 30 occasions. The Equity Incentive Committee administers the Company’s equity incentive plans with respect to persons other than directors and executive officers of the Company. With respect to each calendar quarter, its authority is limited to grants of not more than 50,000 options per person per quarter and not more than 25,000 restricted shares or restricted stock units per person per quarter. The sole member of the Equity Incentive Committee is Mr. Calderoni. A copy of the Equity Incentive Committee’s charter is publicly available on the Company’s web site at http://www.ariba.com/company/investor_governance.cfm.

Stockholder Communications with Directors

Any stockholder wishing to send written communications to the Board of Directors or a specified individual director may do so by sending them to Ariba’s headquarters at 807 11th Avenue, Sunnyvale, California 94089, Attn: General Counsel. The Company’s general counsel will relay all such communications to the Board of Directors, or individual members, as appropriate.

Stock Ownership Guidelines

In 2007, the Board of Directors adopted stock ownership guidelines to align the interests of Ariba’s executive officers and directors with the interests of stockholders and to promote the Company's commitment to sound corporate governance. The stock ownership guidelines were amended and restated in 2008. The stock ownership guidelines are effective for all of the Company’s current executive officers and directors, all of whom have met their targets, except Ms. Edelman (who became a director in July 2008 and has five years from that date to meet her target). Any future executive officer or director has five years to meet his or her target from the date of his or her appointment to the board of directors. The stock ownership guidelines are as follows:

Chief Executive Officer	3 times salary
All other Executive Officers	1 times salary
Non-Management Directors	10,000 shares of Common Stock

Stock ownership will be deemed to include shares owned outright by the participant or his or her immediate family members; shares held in a 401(k) account; restricted stock issued, whether or not vested; shares held in trust for the benefit of the participant or his or her immediate family; and vested or unvested performance grants of stock. The definition of stock expressly includes stock units.

Failure to meet or to show sustained progress toward meeting the stock ownership guidelines may result in a reduction in an executive officer’s or director’s future long-term incentive grants and also may result in a requirement to retain all stock acquired through Company grants of equity.

Code of Ethics

In 2005, we adopted a Code Business Conduct (the “Code of Conduct”). We require all directors, officers, and employees to conduct themselves according to the Code of Conduct and to seek to avoid even the appearance of improper behavior. Employees are encouraged to talk to managers or other appropriate personnel about observed illegal or unethical behavior or when in doubt about the best course of action in a particular situation. The Code of Conduct is posted on, and we intend to disclose any future amendments to or waivers granted to our executive officers from a provision to the Code of Conduct on, our web site.

Corporate Governance Document Availability

The charters of the Compensation Committee, the Audit Committee and the Nominating & Corporate Governance Committee, the Corporate Governance Guidelines, the Code of Conduct, Policies and Procedures with respect to Related Person Transactions and Stock Ownership Guidelines, may be accessed on the Company’s Web site www.ariba.com at the “Corporate Governance” section by clicking on “Investor Relations.” Printed copies of these documents are available upon request by contacting the General Counsel’s office, at the address noted above.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND

MANAGEMENT AND RELATED STOCKHOLDER MATTERS

Beneficial Ownership Table

The following table sets forth, as of December 31, 2008, certain information with respect to shares beneficially owned by (i) each person who is known by the Company to be the beneficial owner of more than five percent (5%) of the Company’s outstanding shares of Common Stock, (ii) each of the Company’s directors and the executive officers named in the 2008 Summary Compensation Table on page 21 and (iii) all current directors and executive officers as a group.

Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant) within sixty (60) days of the date as of which the information is provided. In computing the percentage ownership of any person, the number of shares is deemed to include the number of shares beneficially owned by such person (and only such person) by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person’s actual voting power at any particular date.

To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

	Shares Beneficially Owned as of December 31, 2008
Beneficial Owner	Number of Shares(1)	Percentage of Class(2)
Wellington Management Company, LLP(3) 75 State Street Boston, MA 02109	11,507,575	13.3%
T. Rowe Price Associates, Inc.(4) 100 E. Pratt Street Baltimore, Maryland 21202	6,863,353	7.9%
Robert M. Calderoni(5)	894,039	*
Harriet Edelman(6)	6,536	*
Robert D. Johnson(7)	71,643	*
Richard A. Kashnow(8)	94,986	*
Robert E. Knowling, Jr.(9)	54,174	*
Thomas F. Monahan(10)	103,824	*
Karl E. Newkirk(11)	110,840	*
Richard F. Wallman(12)	50,843	*
Kevin S. Costello(13)	446,374	*
James W. Frankola(14)	353,832	*
Kent L. Parker(15)	248,050	*
Ahmed Rubaie(16)	102,666	*
H. Tayloe Stansbury	—	*
All current directors and executive officers as a group (11 people)	*	* %

*	Less than 1% of the outstanding shares of Common Stock.
(1)	The number of shares of Common Stock deemed outstanding includes shares issuable pursuant to stock options that may be exercised within 60 days of December 31, 2008 for the purpose of computing the percentage ownership of the person holding those options, but not for the purpose of computing the percentage ownership of any other person.
(2)	Based on 86,881,896 shares of Common Stock outstanding as of December 31, 2008.
(3)	Based on a Schedule 13G filed with the Securities and Exchange Commission on July 10, 2008. Wellington Management, in its capacity as investment adviser to its clients, may be deemed to beneficially own 11,507,575 shares which are held of record by its clients. Wellington Management has shared voting power with respect to 9,066,575 of such shares and shared dispositive power with respect to 11,507,575 shares.
(4)	Based on a Schedule 13G filed with the Securities and Exchange Commission on February 12, 2008. T. Rowe Price Associates, Inc. (“Price Associates”), in its capacity as an investment advisor to its clients, has sole voting power with respect to 1,453,700 of such shares and sole dispositive power with respect to 6,863,353 shares. Any and all discretionary authority which has been delegated to Price Associates may be revoked in whole or in part at any time. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such shares; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such shares.
(5)	Includes 687,460 shares subject to forfeiture as of December 31, 2008.
(6)	Includes 6,536 shares subject to forfeiture as of December 31, 2008.
(7)	Includes options exercisable for 50,000 shares of Common Stock within 60 days of December 31, 2008 and 10,843 shares subject to forfeiture as of December 31, 2008.
(8)	Includes options exercisable for 62,500 shares of Common Stock within 60 days of December 31, 2008 and 10,843 shares subject to forfeiture as of December 31, 2008.
(9)	Includes options exercisable for 43,331 shares of Common Stock within 60 days of December 31, 2008 and 10,843 shares subject to forfeiture as of December 31, 2008.
(10)	Includes options exercisable for 62,500 shares of Common Stock within 60 days of December 31, 2008 and 10,843 shares subject to forfeiture as of December 31, 2008.
(11)	Includes options exercisable for 79,516 shares of Common Stock within 60 days of December 31, 2008 and 10,843 shares subject to forfeiture as of December 31, 2008.
(12)	Includes options exercisable for 40,000 shares of Common Stock within 60 days of December 31, 2008 and 10,843 shares subject to forfeiture as of December 31, 2008.
(13)	Includes 279,147 shares subject to forfeiture as of December 31, 2008.
(14)	Includes 275,813 shares subject to forfeiture as of December 31, 2008.
(15)	Includes 184,821 shares subject to forfeiture as of December 31, 2008.
(16)	Includes 92,666 shares subject to forfeiture as of December 31, 2008.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Company’s certificate of incorporation provides for a classified board of directors. There are three classes of directors, with each class of directors serving three-year terms that end in successive years. Ariba currently has authorized eight directors. The class of directors standing for election at the Annual Meeting consists of three directors. The three directors will be elected at the Annual Meeting to serve until the 2012 annual meeting of stockholders of Ariba or until their successors are elected and qualified.

The directors being nominated for election to the Board of Directors (each, a “Nominee”), their ages as of December 31, 2008, their positions and offices held with Ariba and certain biographical information are set forth below.

The proxy holders intend to vote all proxies received by them in the accompanying form FOR the Nominees listed below unless otherwise instructed. In the event that any Nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who may be designated by the current Board of Directors to fill the vacancy. As of the date of this Proxy Statement, the Board of Directors is not aware that any Nominee is unable or will decline to serve as a director. The three Nominees receiving the highest number of affirmative votes of the shares entitled to vote at the Annual Meeting will be elected directors of Ariba. Abstentions and broker non-votes will not be counted toward an individual’s total. Proxies cannot be voted for more than three individuals.

Nominee	Age	Year Term Expires	Positions and Offices Held with the Company
Harriet Edelman	53	2012	Director
Richard A. Kashnow	67	2012	Director
Robert D. Johnson	61	2012	Director

Harriet Edelman, age 53, has served as a director of the Company since July 2008. From 1979 to 2008, Ms. Edelman was employed at Avon Products, Inc., a leading global beauty company with over $10 billion in annual revenue. Ms. Edelman held a number of leadership roles at Avon Products throughout her career and most recently served as Senior Vice President & Chief Information Officer and, prior to that, Senior Vice President, Global Supply Chain. Ms. Edelman also serves as a director of Brinker International, Inc., an owner, operator and franchisor of restaurants and as IT Advisor to the Chairman, New York Private Bank and Trust. Ms. Edelman serves on the National Board of Directors of the Girls Scouts and is Vice President of the Board of the Police Athletic League of New York. Ms. Edelman holds a Bachelor degree from Bucknell University and a Master of Business Administration from Fordham University.

Richard A. Kashnow, age 67, has served as a director of the Company since April 2003. Since 2003, Mr. Kashnow has been self-employed as a consultant. From 1999 until 2003, Mr. Kashnow served as President of Tyco Ventures, the venture capital unit he established for Tyco International, Inc., a diversified manufacturing and services company. From 1995 to 1999, he served as Chairman, Chief Executive Officer, and President of Raychem Corporation, a global technology materials company. He started his career as a physicist at General Electric’s Corporate Research and Development Center in 1970. During his seventeen years with GE, he progressed through a series of technical and general management assignments. Mr. Kashnow received a Ph.D. in physics from Tufts University in 1968 and a BS in physics from Worcester Polytechnic Institute in 1963. He served in the U.S. Army between 1968 and 1970 and completed his active duty tour as a Captain. He also serves on the boards of Pillar Data Systems, a private company specializing in networked storage and Electronics for Imaging, Inc. a public company specializing in printing technology and print management solutions. Until September 2007, he also served as Chairman of Komag, Inc., a public data storage media company which was acquired at that time by Western Digital.

Robert D. Johnson, age 61, has served as a director of the Company since January 2005. From August 2006 to July 2008, Mr. Johnson has served as Chief Executive Officer of Dubai Aerospace Enterprise, an aerospace, manufacturing and services corporation. From January 2005 to January 2006, Mr. Johnson was the Chairman, Aerospace of Honeywell Aerospace, a division of Honeywell Inc., a supplier of aircraft engines, equipment, systems and services. From 2000 to 2005, Mr. Johnson was the President and Chief Executive Officer of Honeywell Aerospace. In 1999 and 2000, he was President and Chief Executive Officer of AlliedSignal Aerospace, a division of AlliedSignal Inc., a supplier of aircraft engines, equipment, systems and services. From 1997 until 1999, he was President and Chief Executive Officer of Electronic and Avionics Systems, AlliedSignal Aerospace. In addition to serving as a director of the Company, Mr. Johnson is also a member of the board of directors of Spirit Aerosystems Holdings, Inc. and Roper Industries Inc. Mr. Johnson holds a Bachelor of Arts degree in economics and mathematics from Miami University (Ohio).

Our Board of Directors recommends a vote “For” the Nominees listed above.

Set forth below is information regarding each of the continuing directors of Ariba, including his age as of December 31, 2008, the period during which he has served as a director, and certain information as to principal occupations and directorships held by him in corporations whose shares are publicly registered.

Continuing Directors—Term Ending in 2010

Thomas F. Monahan, age 59, has served as a director of the Company since July 2003. In 2003, after six years as Dean of the College of Commerce and Finance at Villanova University, he returned to the faculty in the John M. Cooney Endowed Professorship in Accounting. Mr. Monahan received his Ph.D. in Accounting from Temple University, his Master of Business Administration in Finance from Rutgers University and his Bachelor of Science degree in Economics from Hofstra University. He is a Certified Public Accountant.

Karl E. Newkirk, age 67, has served as a director of the Company since July 2004. From August 2003 to July 2004, Mr. Newkirk served as a director of FreeMarkets, Inc., which the Company acquired in July 2004. From 1963 to 2001, Mr. Newkirk was employed at Accenture, Ltd (formerly known as Andersen Consulting), where he was a partner from 1972 through 2001, when Andersen Consulting became a public company. Mr. Newkirk held a number of leadership roles throughout his career at Accenture, most recently serving as the Managing Partner of the Global Enterprise Business Solutions Practice and of the Microsoft Alliance. In addition to serving as a director of the Company, he is also a member of the board of directors of I-Many, Inc. Mr. Newkirk holds an undergraduate degree in Industrial Engineering from Case Institute of Technology and a Master of Business Administration from Case Western Reserve University.

Richard F. Wallman, age 57, has served as a director of the Company since October 2002. From 1995 through 2003, Mr. Wallman served as the Senior Vice President and Chief Financial Officer of Honeywell International, Inc., a diversified technology company, and AlliedSignal, Inc. (prior to its merger with Honeywell). In addition to serving as a director of the Company, he is also a member of the boards of directors of Lear Corporation, Hayes-Lemmerz International, Inc., Convergys Corporation and Roper Industries Inc. Mr. Wallman holds a degree in electrical engineering from Vanderbilt University and a Master of Business Administration from the University of Chicago Graduate School of Business.

Continuing Directors—Term Ending in 2011

Robert M. Calderoni, age 49, has served as Chairman of the Board of Directors since July 2003 and as the Company’s Chief Executive Officer and a director since 2001. From 2001 to 2004, Mr. Calderoni also served as the Company’s President. In 2001, Mr. Calderoni served as the Company’s Executive Vice President and Chief Financial Officer. In addition to serving as a director of the Company, he is also a member of the boards of directors of Juniper Networks, Inc. and KLA-Tencor Corporation. Mr. Calderoni holds a Bachelor of Science degree in accounting and finance from Fordham University.

Robert E. Knowling, Jr., age 53, has served as a director of the Company since July 2000 and currently serves as the Company’s lead independent director. Since June 2005, Mr. Knowling has served as Chief Executive Officer of Telwares, a supplier of telecom expense management services. From January 2003 to May 2005, Mr. Knowling served as Chief Executive Officer of the New York Leadership Academy at the New York City Board of Education. From 2001 to 2003, Mr. Knowling served as Chairman and Chief Executive Officer of SimDesk Technologies, a software development company. Mr. Knowling served as President and Chief Executive Officer of Covad Communications Company, a broadband service provider, from 1998 to 2000. He also served as Chairman of the Board of Directors of Covad in 1999 and 2000. In 2001, Covad filed for bankruptcy protection under Chapter 11 of the United States Bankruptcy Code. In addition to serving as a director of the Company, he is also a member of the boards of directors of Roper Industries, Inc., Heidrick & Struggles International and Aprimo, Inc. Mr. Knowling holds a Bachelor of Arts degree in theology from Wabash College, and a Master of Business Administration from Northwestern University’s Kellogg Graduate School of Business.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Named Executive Officers

This section and the “Executive Compensation Tables” section provide information relating to our executive compensation programs and the compensation paid to or accrued for the Company’s named executive officers during fiscal year 2008. Our named executive officers are determined in accordance with Securities and Exchange Commission rules. For fiscal year 2008, our named executive officers included our executive officers, Robert M. Calderoni, Ahmed Rubaie, Kevin S. Costello and Kent L. Parker and our former Chief Financial Officer, James W. Frankola, and former Executive Vice President, Products and Operations, H. Tayloe Stansbury (collectively, the “named executive officers”).

Compensation Discussion and Analysis

Overview of Compensation Program

The Compensation Committee is responsible for developing and monitoring compensation arrangements for the executive officers of the Company, administering the Company’s stock option plans and other compensation plans and performing other activities and functions related to executive compensation as may be assigned from time to time by the Board. The performance criteria for the Chief Executive Officer were developed and evaluated by the Compensation Committee in support of the financial and operational goals for fiscal year 2008. The performance criteria for the other named executive officers for fiscal year 2008 were developed by the Chief Executive Officer in consultation with the Compensation Committee and monitored by the Chief Executive Officer, with the support of his staff.

Compensation Philosophy and Objectives

The objective of the Company’s executive compensation program is to align executive compensation with the Company’s long-term and short-term business objectives and performance. Additionally, executive compensation is designed to enable the Company to attract, retain and motivate qualified executives who are able to contribute to the long-term success of the Company.

The following specific strategies are generally utilized to guide the Company’s executive compensation decisions:

•	Risk and Reward. A significant portion of an executive’s compensation should be tied to his or her performance and contributions to the success of the Company.

•

Pay for Performance. If an executive performs above expectations, then the executive should be rewarded with a higher level of total compensation. Similarly, if performance is below expectations, then there should be a lower level of total compensation, including the possibility of no variable compensation.

•

Compensate Competitively. The Company should compare its compensation programs to those of other companies in similar industries and establish compensation programs that allow the Company to attract and retain the executive talent it needs.

It is the Compensation Committee’s philosophy to align the interests of the Company’s stockholders and management by integrating compensation with the Company’s annual and long-term corporate strategic and financial objectives. In order to attract and retain the most qualified personnel, the Company intends to offer a total compensation package competitive with companies in the software industry, taking into account relative company size (net revenue, total assets, and number of employees), performance (market capitalization, total stockholder equity, gross margin percentage, net income percentage, return on equity percentage, return on assets percentage and net profit margin percentage) and geographic location as well as individual responsibilities and performance. In addition to these factors, the Compensation Committee considers the retention risk of individual officers before finalizing compensation decisions. The components of named executive officer compensation consist of base salary, bonus and equity incentive programs, which are discussed separately below.

Compensation Consultants

The Compensation Committee retained Towers Perrin (“Towers Perrin”) as its compensation consultant for fiscal year 2008 to provide assistance developing and modeling alternatives for the Company’s long-term incentive plan. Towers Perrin did not undertake any work directly for the Company without the express permission of the Compensation Committee. The Compensation Committee retained Towers Perrin to ensure that it would receive independent advice on compensation decisions. Towers Perrin attended 4 meetings of the Compensation Committee that were specifically focused on named executive officer compensation for fiscal year 2008.

Towers Perrin assisted the Compensation Committee by summarizing key trends in equity compensation among technology companies and evaluating the competitiveness of the Company’s total compensation package offered to executives on the basis of proxy filing data.

Early in 2008, the Compensation Committee initiated a process to identify and retain an independent compensation consultant for fiscal year 2009. The Compensation Committee determined that after having retained Towers Perrin for six years, that it could benefit from another viewpoint. The Chair of the Compensation Committee together with the Senior Vice President of Human Resources of the Company interviewed several firms before making a recommendation to the Committee. In September 2008, the Compensation Committee retained Mercer as its compensation consultant for fiscal year 2009

In May 2008, the Compensation Committee decided to review and benchmark the severance agreements that were in place for the Company’s named executive officers to ensure that the actions that the Compensation Committee had previously taken were meeting the objectives of the Company’s executive compensation program. Accordingly, the Compensation Committee retained Frederic W. Cook & Co. Inc. to provide compensation advice with respect to the severance agreements of the Company’s executive officers.

Peer Group and Compensation Targets

With the assistance of Towers Perrin, the Compensation Committee selected a compensation peer group of companies consisting of 28 companies similar to the Company in size and industry (the “2008 Peer Group”). The 2008 Peer Group was used to benchmark executive compensation levels against companies that have executive positions with responsibilities similar in breadth and scope to ours.

The following 28 companies comprise the 2008 Peer Group: Affymetrix, BEA Systems, Borland Software, Brocade Communications Systems, Cadence Design Systems, Check Point Software Technologies, CMGI, Epicor Software, Hyperion Solutions, JDA Software, Manhattan Associates, Manugistics Group, Sybase, TIBCO Software, webMethods, Advent Software, Aspen Technology, Blackboard, Cognos, Concur Technologies, EPIQ Systems, Intuit, Kenexa, MicroStrategy, Radiant Systems, Salesforce.com, Websense and Wind River.

In order to determine the peer group for fiscal year 2009 (the “2009 Peer Group”), the Compensation Committee utilized Mercer’s peer group development process to yield selection criteria for identifying comparable companies based on two primary criteria: Ariba’s business and Ariba’s revenue size. Ariba’s business criteria included direct peers (i.e. spend management solutions providers) and industry-related peers (e.g. software and internet software companies that provide financial, sales or customer relationship solutions). In general, companies with a revenue range of $125 million to $750 million were considered, although three companies that were outside of this range were included to reflect the labor market from which Ariba attracts candidates.

Through this process, the Compensation Committee selected a 2009 Peer Group consisting of the following companies: Brocade Communications Systems, Cadence Design Systems, Sybase, Salesforce.com, TIBCO Software, Epicor Software, JDA Software, MicroStrategy Incorporated, Aspen Technology, Manhattan Associates, Openwave Systems, Radiant Systems, Blackboard, Advent Software, Kenexa, EPIQ Systems, Actuate Corporation and Concur Technologies. This peer group had median revenue of $339 million that was similar to the 2008 Peer Group median of $309 million.

Role of Named Executive Officers and Management in Compensation Decisions

The Compensation Committee determines the compensation (including bonus and stock grants, if any) of the Chief Executive Officer in consultation with a compensation consultant. The Company’s Senior Vice President of Human Resources works directly with the chair of the Compensation Committee, management of the Company and the compensation consultant to ensure that compensation-related activities are completed according to a time and responsibility schedule.

As discussed under “Overview of Compensation Program” above, the performance criteria for the Chief Executive Officer were developed and evaluated by the Compensation Committee in support of the financial and operational goals for fiscal year 2008. The Compensation Committee determines the compensation (including bonus and stock grants, if any) of the other named execute officers in consultation with a compensation consultant and the Chief Executive Officer. As discussed under “Overview of Compensation Program” above, the performance criteria for the other named executive officers for fiscal year 2008 were developed by the Chief Executive Officer in consultation with the Compensation Committee and monitored by the Chief Executive Officer, with the support of his staff.

Compensation Components

To promote the objectives of our compensation programs, our compensation programs consist of the following principal elements:

•	base salary;

•	bonus;

•	equity incentive programs; and

•	other benefits.

Base Salary

Base salary represents the portion of each named executive officer’s total compensation that is fixed, or not at risk. The Compensation Committee reviews each executive officer’s base salary annually, and makes adjustments to reflect competitive market levels of salary according to the peer group data, the amount of time since the individual executive’s last adjustment, the executive officer’s contributions to the Company’s success, and the named executive officer’s total compensation package, including cash incentives and equity-based incentives.

In September 2007, at the request of the Compensation Committee, Towers Perrin compared total cash compensation for the named executive officers against the 2008 Peer Group and reviewed the named executive officers’ cash compensation history. The benchmarking indicated that the cash component (base salary plus bonus) of compensation received by the named executive officers was at the 68th percentile of the 2008 Peer Group. In addition, the Compensation Committee reviewed the cash compensation history for the named executive officers and noted that Messrs. Calderoni, Frankola and Costello had been at the same base salary since fiscal year 2003 and that Mr. Parker had been at the same base salary since fiscal year 2004. As a result, the Compensation Committee, based on Towers Perrin’s competitive data and recommendations, determined to increase base salary for fiscal year 2008 for Messrs. Calderoni, Frankola, Costello and Parker. Cash compensation (base salary plus bonus) for 2008 fell within the 50th to 76th percentiles on a combined basis compared to the cash compensation for the 2008 Peer Group. The actual amount of base salary paid to each named executive officer during fiscal year 2008 is shown in the 2008 summary compensation table below.

In July of 2008, the Compensation Committee reviewed and approved a proposal that the Company offer Ahmed Rubaie the position of Executive Vice President and Chief Financial Officer. In order to determine the compensation for Mr. Rubaie, the Committee received input and benchmarking data from the executive search firm and reviewed Mr. Frankola’s compensation. Mr. Rubaie joined the Company on July 21, 2008 and became Executive Vice President and Chief Financial Officer on August 10, 2008. Pursuant to the terms of his employment agreement with the Company, Mr. Rubaie’s base salary is $400,000.

In September 2008, at the request of the Compensation Committee, Mercer compared total cash compensation for the named executive officers against the 2009 Peer Group and reviewed the named executive officers’ cash compensation history. The cash compensation for each of the named executive officers was determined to be at approximately the 75th percentile of the 2009 Peer Group. As a result, the Compensation Committee determined that cash compensation was at an appropriate level and did not increase base salary for any of the officers for fiscal year 2009.

Bonus

The cash bonus program is designed to provide competitive cash payment opportunities based on individual contributions and behaviors and overall Ariba performance. The opportunity for a more significant award increases when both Ariba and the employee achieve higher levels of performance.

The Company’s cash bonus program for the fiscal year ended September 30, 2008 was administered through the Ariba Bonus Plan – Executive Officers. Pursuant to the cash bonus program, an annual target bonus amount was assigned to each participant as soon as reasonably practicable after the beginning of the fiscal year or, if later, at the time of his or her hiring and may be modified from time to time thereafter. The actual bonuses are based on pre-determined performance objectives, subject to the right of the Compensation Committee to modify or eliminate bonuses. Except in the case of the President, 50% of the annual bonus was based on the Company’s annual non-GAAP net income and 50% was based on the Company’s annual non-GAAP revenue. In the case of the President, 40% of the annual bonus was based on the Company’s annual non-GAAP net income, 40% was based on the Company’s annual non-GAAP revenue and 20% was based on the Company’s annual bookings. The maximum amount of bonus to be paid to each officer was 200% of target.

In April 2008, the Compensation Committee met to address a proposal to amend and restate the Company’s Bonus Plan for Executive Officers to provide for a single annual bonus payment rather than a semi-annual bonus payment. This change was implemented to better align executive compensation with the objectives of the Company’s annual fiscal plan.

Pursuant to the terms of the employment agreement between the Company and Mr. Rubaie, executed on July 21, 2008, Mr. Rubaie received a signing bonus of $200,000. Commencing with fiscal year 2009, Mr. Rubaie will be eligible for an annual incentive bonus with a target amount of not less than $200,000, based upon criteria established by Ariba. Solely with respect to fiscal year 2009, Ariba has agreed that Mr. Rubaie’s incentive bonus will not be less than $150,000, of which $50,000 will be payable in November 2008 and $100,000 will be payable in June 2009.

In October 2008, the Board of Directors met to review the preliminary fiscal year 2008 financial results. At the meeting, based on the unanimous recommendation of then current named executive officers eligible for a bonus, the Board of Directors recommended to the Compensation Committee that the named executive officers not receive bonuses for fiscal year 2008, even though they had the potential to earn approximately $1.4 million in the aggregate based on pre-determined performance objectives. The Board’s recommendation was based on the Company’s overall fiscal year 2008 financial performance, including certain increased expenses, and management’s desire to enhance the Company’s market perception in light of the sudden downturn in the global economy. The Compensation Committee accepted the recommendation of the Board of Directors and, as a result, no bonuses were paid to the named executive officers for fiscal year 2008.

In December 2008, the Compensation Committee reviewed and adopted a revised Bonus Plan for 2009. This plan replaces the 2008 Bonus Plan and makes one modification by deleting the bookings metric for the Company’s President, Mr. Costello. The Compensation Committee agreed that given Mr. Costello’s role as President, he should be measured by the same metrics as the other officers and that the additional bookings component should be removed. (Individuals on Mr. Costello’s team continue to be largely measured by bookings components.)

Equity Incentive Programs

Restricted stock and restricted stock unit awards are designed to align the interests of each executive officer with those of the stockholders. Each year, the Compensation Committee considers the grant of equity awards to named executive officers. The Committee believes that such awards provide added incentive for named executive officers to influence the strategic direction of the Company and to create and grow value for customers, stockholders and employees. The number of restricted shares or restricted stock units granted to individual named executive officers is generally based on demonstrated performance, the amount and timing of prior awards and the named executive officers’ overall compensation and equity participation in the Company, as well as the results of the Survey Data prepared by the compensation consultant.

In July 2007, at the request of the Compensation Committee, Towers Perrin reviewed the design of the Company’s long-term incentive program to provide input on practices and trends within the technology industry along with a number of plan design alternatives for Ariba for fiscal year 2008. The Compensation Committee considered a number of factors in revising the structure of the program, including who should be eligible for equity, the appropriate financial and operating metrics for performance-based awards, the mix of pay for various employee groups (e.g. cash versus equity, short-term versus. long-term pay, fixed versus variable pay, and high-risk versus low-risk variable pay) and the appropriate level of annual dilution from equity compensation in the aggregate and by individual. The Compensation Committee, based on Towers Perrin’s recommendation, concluded that the appropriate design of the long-term incentive plan for fiscal year 2008 included a mix of time-vested and performance-based restricted stock units. Specifically, the Compensation Committee reached a preliminary conclusion that roughly one-third of the value of the grant should be delivered in time-vested shares and the remaining two-thirds of the value should be delivered in performance-based units. The Compensation Committee concluded that this structure best supports our compensation philosophy by providing pay for performance along with risk and reward. It also aligns management with the best interests of the Company’s stockholders by linking compensation with long-term strategic and financial objectives.

In September 2007, at the request of the Compensation Committee, Towers Perrin benchmarked total long-term incentive compensation for the named executive officers against the 2008 Peer Group and reviewed their compensation history. The benchmarking indicated that the long-term incentive portion of compensation received by the named executive officers was at the 56th percentile of the 2008 Peer Group for fiscal year 2007. The Compensation Committee, based on Towers Perrin’s recommendation, made the following equity awards for fiscal year 2008 for each of Messrs. Calderoni, Frankola, Costello and Parker, which fell within the 50th to 75th percentiles of the 2008 Peer Group: Mr. Calderoni, 350,000 restricted stock units, including 100,000 time-vested shares and 250,000 performance-based shares at target; Mr. Costello, 175,000 restricted stock units, including 50,000 time-vested shares and 125,000 performance-based shares at target; Mr. Frankola, 175,000 restricted stock units, including 50,000 time-vested shares and 125,000 performance-based shares at target; and Mr. Parker, 111,000 restricted stock units, including 36,000 time-vested shares and 75,000 performance-based shares at target. The time-vested shares vest in three equal installments. The performance-based shares will only vest if a minimum performance level is reached. If the minimum performance threshold is reached, one-third of the performance-based shares will vest on November 20, 2008, one-third will vest one year later and the remaining one-third will vest two years later, subject to continuing employment. The maximum award for the performance-based shares is 200% of target. The performance metric is based on subscription software growth and is linked to the Company’s strategic and operating plans. In October 2008, the Compensation Committee reviewed the Company’s financial results for fiscal year 2008 and determined that these grants would vest at the 200% level.

Pursuant to the terms of the employment agreement between the Company and Mr. Rubaie, he was granted restricted stock units with a market value equal to $1,400,000, calculated based on the average of the closing prices on the 30 consecutive trading days immediately preceding July 21, 2008 (the date of grant), as reported by The Wall Street Journal. The grant vests in three annual installments from the vesting commencement date.

In September 2008, at the request of the Compensation Committee, Mercer benchmarked total long-term incentive compensation for the named executive officers against the 2009 Peer Group and reviewed their compensation history for the past two years. The Compensation Committee reviewed current executive pay levels, incentive plan practices among peer companies and equity reserve and usage practices among peer companies.

In October 2008, Mercer reviewed the structure of the Company’s long term incentive compensation for the Compensation Committee. Mercer acknowledged that Ariba delivers a greater percentage of total compensation in long term incentives than the 2008 Peer Group. In addition, Mercer acknowledged that Ariba’s pay mix is highly performance based. This structure puts a significant portion of total compensation at risk and aligns management with shareholders. Mercer recommended that the Compensation Committee continue to deliver a significant portion of the long-term incentive compensation in performance-based equity but suggested the Compensation Committee consider a performance measurement period of longer than one year and additional performance criteria.

The Compensation Committee, based on Mercer’s recommendation, made the following equity awards for fiscal year 2009 for each of Messrs. Calderoni, Rubaie, Costello and Parker, which fell within the 50th to 75th percentiles of the 2009 Peer Group, except that the award for Mr. Costello exceeded the 75th percentile: Mr. Calderoni, 325,000 restricted stock units; Mr. Costello, 150,000 restricted stock units; Mr. Rubaie, 75,000 restricted stock units; and Mr. Parker, 110,000 restricted stock units. Mr. Costello’s award level reflected his promotion to President in fiscal year 2008. All of these shares are performance-based shares and will only vest if a minimum performance level is reached in fiscal year 2009. If the minimum performance threshold is reached, one-third of the shares will vest on November 15, 2009, and the remaining two-thirds will vest one year later, subject to an additional performance threshold for fiscal year 2010. The maximum award for the performance-based shares is 200% of target. The performance metric is based on subscription software growth and is linked to the Company’s strategic and operating plans. Since the subscription software growth performance metric drives shareholder value for an on-demand company, the Compensation Committee determined that it is an appropriate performance metric for fiscal year 2009.

Equity Award Policy

Committees

Our board approved an Equity Award Policy in February 2007 and amended the policy in November 2007. The Compensation Committee may approve exceptions to the policy, but only at a time when the members of the Compensation Committee would be permitted to trade shares of our stock under the trading policy. The policy provides that equity awards may be granted by either the Compensation Committee or the Equity Incentive Committee. The Equity Incentive Committee only has the authority to make grants to employees or consultants of the Company, other than directors and executive officers. See “Corporate Governance – Board of Directors Meetings and Committees – Equity Incentive Committee.”

The Compensation Committee may only make grants at a committee meeting. The Equity Incentive Committee may make grants by written consent or at a meeting attended by an employee at the Vice President level or above who is not receiving a grant. If the Equity Incentive Committee makes grants by written consent, the consent must also be signed by an employee at the Vice President level or above who is not receiving a grant.

Timing of grants

The Compensation Committee generally grants awards to new hires or to recently promoted employees not later than the first committee meeting on or after the employee’s first day of bona fide employment or the day of the employee’s promotion. The Equity Incentive Committee grants awards to new hires or to recently promoted employees on a periodic basis, but no less frequently than monthly. Refresh grants are considered at least annually by the applicable committee.

Exercise price and vesting dates

The exercise price of all options and SARs will be equal to or greater than the closing price of the Company’s Common Stock on the date of grant, as reported by The Wall Street Journal. The date of grant is the date of the committee meeting or the effective date of the written consent, except that the date of grant for options or SARs awarded by the Equity Incentive Committee by written consent is the 10th business day after the effective date of the consent. All equity grants made in any quarter may start vesting up to five days before or after the 15th day of the second month of a fiscal quarter, as determined at the time of such equity grant.

Perquisites and Other Personal Benefits

The Company provides named executive officers with perquisites and other personal benefits that the Company and the Compensation Committee believe are reasonable and consistent with the Company’s overall compensation program to better enable the Company to attract and retain superior employees for key positions. The Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to named executive officers.

In addition, the Company reimburses Mr. Costello for financial planning pursuant to an arrangement that was negotiated at the time of his recruitment.

The Company provides a comprehensive package of employee benefits to substantially all employees. These benefits include several medical insurance plans, a dental insurance plan, a group life insurance plan, a long-term disability insurance plan, a 401(k) retirement savings plan that includes Company matching contributions, and other ancillary benefits plans and policies. In addition, from time to time, the Company makes tickets to cultural and sporting events available to the named executive officers for business purposes. If not utilized for business purposes, they are made available to other employees, including named executive officers, for personal use.

Stock Ownership Guidelines

The Company adopted stock ownership guidelines that require all named executive officers to hold a minimum number of shares in the Company. The stock ownership guidelines are posted on the Company’s web site under Investor Relations/ Corporate Governance. The principal terms of the stock ownership guidelines are described beginning on page 5.

Tax Implications of Executive Compensation

Deductibility of Executive Compensation

Under the federal tax laws, a publicly held company may not claim a federal income tax deduction for compensation paid to certain executive officers to the extent that the compensation exceeds $1 million per officer in any year. To qualify for an exemption from the $1 million deduction limitation, the stockholders approved a limitation under the 1999 Equity Incentive Plan on the maximum number of shares for which a participant may be granted stock options in any calendar year. Because this limitation was adopted, any compensation deemed paid to an executive officer when he or she exercises an option with an exercise price that is at least equal to the fair market value of the option shares on the grant date should qualify as performance-based compensation and should not be subject to the $1 million limitation. Other components of the executive officers’ compensation are subject to the $1 million limitation. In light of the Company’s substantial net operating loss carryforwards, the impact of any loss of federal income tax deductions is expected to be deferred.

Taxation of “Parachute” Payments and Deferred Compensation

Sections 280G and 4999 of the federal tax code provide that certain individuals, including the named executive officers, could be subject to significant additional taxes if they receive payments or benefits in connection with a change in control of our Company that exceed certain limits, and that the Company or our successor could lose a deduction for the amounts subject to the additional taxes. In order to provide a compensation program that is fully aligned with stockholder interests in the event of a potential transaction, we have provided all of our named executive officers with a gross-up under certain conditions for any additional tax amounts that they may be required to pay as a result of Section 4999. The gross-up is payable pursuant to the severance and employment agreements described under “Potential Payments Upon Termination or Change In Control.” The gross-up is applicable to cash and equity compensation received in connection with a change in control.

Section 409A of the federal tax law also imposes significant additional taxes in the event that an executive officer, director or other service provider receives “deferred compensation” that does not meet the requirements of Section 409A. Although we do not maintain a traditional nonqualified deferred compensation plan, Section 409A does apply to certain severance arrangements. With respect to the severance agreements that we have entered into with our named executive officers, we have reviewed these agreements in light of the final regulations under Section 409A and have amended such agreements as necessary to comply with Section 409A.

Post-Employment Compensation

The Compensation Committee has considered the advisability of using employment agreements. It determined that the agreements are in the best interests of the Company and its stockholders because they allow the Company to achieve its goals of retaining the best possible executive talent and obtaining post-employment non-competition covenants from executive officers.

Mr. Calderoni and each of the other named executive officers are parties to severance or employment agreements with us, the principal terms of which are described in more detail beginning on page 25. Under these agreements, the named executive officer will receive the benefits provided under the agreement if within a certain period of time after a change in control, the officer’s employment is terminated without cause or the officer resigns for good reason. In addition, the officer will receive lesser benefits if he or she is terminated without cause or if the officer resigns for good reason not in connection with a change in control.

The Compensation Committee believes that change in control benefits, if structured appropriately, serve to minimize the distraction caused by a potential transaction and reduce the risk that key talent would leave the Company before a transaction closes. These benefits also ensure that officers will evaluate potential transactions on an objective basis. The Compensation Committee believes that lesser benefits are appropriate if an officer is terminated without cause or if the officer resigns for good reason. The reason for these severance benefits is to attract and retain key talent. Details of each individual named executive officer’s benefits, including estimates of amounts payable in specified circumstances, are disclosed under “Severance or Employment Agreements.”

On June 11, 2008, the Compensation Committee approved amendments to the Severance Agreements that the Company previously entered into with Messrs. Costello, Frankola and Calderoni and the Employment Agreement that it previously entered into with Mr. Parker.

Pursuant to the amendments, Messrs. Frankola, Costello and Parker will be reimbursed, on a tax-adjusted basis, for the excise tax on all excess parachute payments in the event of a change in control transaction, provided the parachute payments exceed 330% of each individual’s average annual compensation from the Company for the last five completed calendar years (or for such shorter time as the individual was employed by the Company). If an individual’s parachute payments are between 300% and 330% of his average annual compensation, the parachute payments will be reduced to an amount just below 300%. If an individual’s parachute payments are below 300% of his average annual compensation, the excise tax does not apply. Prior to the amendments, Messrs. Frankola, Costello and Parker would have been reimbursed for the excise tax only to the extent that the tax was attributable to their cash severance payments, without regard to the value of having the vesting of their equity awards accelerated.

The amendments provide for continuation of health care benefits for Messrs. Frankola, Costello, Parker and Calderoni if there is a covered termination for these individuals. The Company will pay the employer portion of COBRA premiums for the officer and, if applicable, his dependents for a period equal to the period used to calculate severance pay or for 18 months, whichever is less. The health care benefits cease in any event when the officer receives equivalent health insurance coverage from a new employer.

Financial Restatement

The Compensation Committee has not adopted a policy on whether or not the Company will make retroactive adjustments to any cash or equity-based incentive compensation paid to the named executive officers (or others) where the payment was predicated upon the achievement of financial results that were subsequently the subject of a restatement. The Compensation Committee believes that the Sarbanes-Oxley Act of 2002 provides appropriate incentives to executive officers to ensure that such executive officers will not improperly benefit from a restatement. In addition, the Compensation Committee believes that this issue is best addressed when a need actually arises, when all of the facts regarding the restatement are known.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement and based on this review, has recommended to the Company’s Board of Directors the inclusion of the Compensation Discussion and Analysis in this proxy statement and the Company’s annual report on Form 10-K.

Submitted by the Compensation Committee of the Ariba Board of Directors:

Richard F. Wallman, Chair Karl E. Newkirk Robert E. Knowling, Jr.

The foregoing Compensation Committee Report is not soliciting material, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

EXECUTIVE COMPENSATION TABLES

2008 Summary Compensation Table

The following table sets forth information regarding compensation earned during fiscal years 2008 and 2007 by our Chief Executive Officer, our Chief Financial Officers and our three other most highly compensated executive officers, whom we refer to collectively as our named executive officers.

Name and Principal Position	Year	Bonus		Salary ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)		Total ($)
Robert M. Calderoni Chairman of the Board of Directors and Chief Executive Officer	2008 2007	— —		671,875 600,000	5,800,098 4,432,839	— —	— 660,000	6,992 4,695	(7)	6,478,965 5,697,534

Ahmed Rubaie(3) Executive Vice President and Chief Financial Officer	2008 2007	100,000 —	(6)	79,167 —	111,206 —	— —	— —	— —		290,373 —

Kevin S. Costello President	2008 2007	— —		497,917 450,000	2,490,617 1,383,544	— —	— 245,000	24,115 23,819	(8)	3,012,649 2,102,363

Kent L. Parker Chief Operating Officer	2008 2007	— —		347,917 300,000	1,602,532 861,181	— 37,959	— 200,000	6,900 6,750	(9)	1,957,349 1,405,890

James W. Frankola(4) Former Executive Vice President and Chief Financial Officer	2008 2007	— —		497,917 450,000	2,431,713 1,147,693	— —	— 270,000	6,900 6,750	(10)	2,936,530 1,874,443

H. Tayloe Stansbury(5) Former Executive Vice President, Products and Operations	2008 2007	— —		76,154 300,000	(227,094 862,681)	— —	— 190,000	252,435 562	(11)	101,495 1,353,243

(1)	Column reflects base salary earned during the last fiscal year and includes amounts deferred by the named executive officer in accordance with the provisions of our 401(k) Plan.
(2)	The amounts reflected in these columns are the dollar amounts recognized for financial statement reporting purposes with respect to the fiscal years ended September 30, 2008 and 2007, in accordance with FAS 123(R). Mr. Stansbury forfeited 100,138 shares in connection with his separation from the Company in 2008. There were no other forfeitures during the years. The assumptions made in valuing stock-based awards and option awards reported in these columns are discussed in Note 1 to the Company’s consolidated financial statements for the fiscal year ended September 30, 2008, included in the Company’s annual report on Form 10-K and in Note 1 to the Company’s financial statements for the fiscal year ended September 30, 2007. Additional information regarding the stock-based awards granted to our named executive officers during 2008 is set forth in the 2008 Grants of Plan-Based Awards Table.
(3)	Mr. Rubaie’s employment with the Company commenced on July 21, 2008 and he assumed the role of Executive Vice President and Chief Financial Officer on August 10, 2008.
(4)	Mr. Frankola resigned from his position as Executive Vice President and Chief Financial Officer with effect from August 10, 2008, but he remains employed at Ariba as an Executive Vice President working on strategic initiatives.
(5)	Mr. Stansbury resigned from his position as Executive Vice President, Products and Operations effective December 31, 2007.
(6)	The amount reflected consists of a signing bonus for Mr. Rubaie.
(7)	Consists of $6,992 for the value of matching cash and stock contributions under the Company’s 401(k) plan.
(8)	Consists of $15,000 for reimbursement of fees for personal financial services and $6,900 in matching cash and stock contributions under the Company’s 401(k) plan.
(9)	Consists of $6,900 in matching cash and stock contributions under the Company’s 401(k) plan.
(10)	Consists of $6,900 in matching cash and stock contributions under the Company’s 401(k) plan.
(11)	Consists of a $250,000 in a lump sum severance payment and $2,435 in matching cash and stock contributions under the Company’s 401(k) plan.

“Salary,” “bonus” and “non-equity incentive plan compensation” accounted for the following percentages of the “total” compensation of the named executive officers for 2008:

Name	Salary	Bonus	Non-Equity Incentive Plan Compensation
Robert M. Calderoni	10.4%	0%	0%
Ahmed Rubaie	27.3%	34.4%	0%
Kevin S. Costello	18.5%	0%	0%
Kent L. Parker	20.1%	0%	0%
James W. Frankola	19.0%	0%	0%
H. Tayloe Stansbury	75%	0%	0%

2008 Grants of Plan-Based Awards

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)				All other stock awards: Number of shares of stock or units (#)	Grant Date Fair Value of Stock Awards
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)		Maximum (#)
Robert M. Calderoni	10/15/2007	—	675,000	1,350,000	—	350,000	(3)	600,000	—	7,086,000
Ahmed Rubaie	7/21/2008	—	—	—	—	—		—	92,666	1,455,783
Kevin S. Costello	10/15/2007	—	335,000	670,000	—	175,000	(4)	300,000	—	3,543,000
Kent L. Parker	10/15/2007	—	235,000	470,000	—	111,000	(5)	186,000	—	2,196,660
James W. Frankola	10/15/2007	—	280,000	560,000	—	175,000	(4)	300,000	—	3,543,000
H. Tayloe Stansbury	—	—	—	—		—		—	—	—

(1)	The payouts are subject to the terms and conditions of the Company’s Bonus Plan – Executive Officers. The Compensation Committee made the decision to eliminate bonuses for executives due to the credit crisis and economic climate.
(2)	The grants are subject to the terms and conditions of the Company’s 1999 Equity Incentive Plan or, in the case of Kent L. Parker, the FreeMarkets, Inc. 2001 Equity Stock Incentive Plan.
(3)	Composed of two grants, one time based and one performance based. The 100,000 time-vested shares vest in three equal installments. The performance-based shares vest only if a minimum performance level is reached. The performance metric was based on subscription software growth and was linked to the Company’s strategic and operating plans. The maximum award for the performance based shares is 200% of target, which was achieved in the year ended September 30, 2008. When the minimum performance threshold was reached, one-third of the performance based shares vested on November 20, 2008, one-third will vest one year later and the remaining one-third will vest two years later.
(4)	Composed of two grants, one time based and one performance based. The 50,000 time-vested shares vest in three equal installments. The performance-based shares vest only if a minimum performance level is reached. The performance metric was based on subscription software growth and was linked to the Company’s strategic and operating plans. The maximum award for the performance based shares is 200% of target, which was achieved in the year ended September 30, 2008. When the minimum performance threshold was reached, one-third of the performance based shares vested on November 20, 2008, one-third will vest one year later and the remaining one-third will vest two years later.
(5)	Composed of two grants, one time based and one performance based. The 36,000 time-vested shares vest in three equal installments. The performance-based shares will only vest only if a minimum performance level is reached. The performance metric is based on subscription software growth and is linked to the Company’s strategic and operating plans. The maximum award for the performance based shares is 200% of target, which was achieved in the year ended September 30, 2008. When the minimum performance threshold was reached, one-third of the performance-based shares vested on November 20, 2008, one-third will vest one year later and the remaining one-third will vest two years later.

Outstanding Equity Awards at Fiscal Year-End 2008

Name	Stock Awards
	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Robert M. Calderoni	33,340 150,000 33,330 33,330	(2) (3) (5) (6)	471,094 2,119,500 470,953 470,953	166,700 137,500 166,650 166,650	(8) (4) (8) (8)	2,355,471 1,942,875 2,354,765 2,354,765

Ahmed Rubaie	92,666	(7)	1,309,371	—		—

Kevin S. Costello	16,670 36,667 16,665 16,665	(2) (3) (5) (6)	235,547 518,105 235,476 235,476	83,350 42,500 83,326 83,324	(8) (4) (8) (8)	1,177,736 600,525 1,177,396 1,177,368
Kent L. Parker	12,002 28,333 11,999 11,999	(2) (3) (5) (6)	169,588 400,345 169,546 169,546	50,010 32,500 49,996 49,994	(8) (4) (8) (8)	706,641 459,225 706,443 706,415

James W. Frankola	16,670 33,333 16,665 16,665	(2) (3) (5) (6)	235,547 470,995 235,476 235,476	83,350 42,500 83,326 83,324	(8) (4) (8) (8)	1,177,736 600,525 1,177,396 1,177,368

H. Tayloe Stansbury	—		—	—		—

(1)	Calculated by multiplying the number of unvested shares by $14.13, the closing price per share of our common stock on the Nasdaq Global Market on September 30, 2008.
(2)	Shares vest on November 20, 2008.
(3)	Shares vest on February 15, 2009.
(4)	Shares are performance based and fifty percent (50%) will vest on the third full trading day after the Company reports its financial results for the fiscal quarter in which it attains a predetermined performance milestone related to subscription software revenue, provided that the milestone be attained on or before September 30, 2008, and fifty percent (50%) will vest one year thereafter. The performance milestone was reached in fiscal year 2008 and one half of the shares vested on April 28, 2008 and the other half will vest on April 29, 2009.
(5)	Shares vest on November 20, 2009.
(6)	Shares vest on November 20, 2010.
(7)	One-third of these shares vest on each of the following dates: August 20, 2009, August 20, 2010 and August 20, 2011.
(8)	Shares are performance based and one-third will vest on the third full trading day after the Company reports its financial results for the fiscal quarter in which it attains a predetermined performance milestone related to subscription software revenue, and one-third will vest one year later and the remaining one-third will vest two years later. The performance milestone was reached and one-third of the shares vested on November 20, 2008, one-third of the shares will vest on November 20, 2009 and one-third of the shares will vest on November 20, 2010.

Option Exercises and Stock Vested in Fiscal Year 2008

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Robert M. Calderoni	—		618,056	8,163,712
Ahmed Rubaie	—	—	—	—
Kevin S. Costello	—		219,444	2,933,489
Kent L. Parker	51,109	440,267	119,793	1,532,805
James W. Frankola	—		167,222	2,162,007
H. Tayloe Stansbury	—		80,000	883,000

Potential Payments Upon Termination or Change In Control

The following table shows the potential payments that would be made upon a termination of employment in the circumstances described below under “Severance or Employment Agreements.” The amounts shown assume that the employment termination was effective on September 30, 2008, and are estimates that reflect the amounts that would be paid and the incremental value of benefits that would be enhanced through accelerated vesting of options and stock awards.

	Termination Within 12 Months After Change in Control					Termination Before, or More than 12 Months After, Change in Control
	Salary & Bonus ($)(1)	Vesting of Stock Awards ($)(2)	Tax Gross Up ($)(3)(4)	Benefit Continuation ($)(8)	Total ($)	Salary & Bonus ($)(6)	Vesting of Stock Awards ($)(2)(7)	Benefit Continuation ($)(8)	Total ($)
Robert M. Calderoni	3,375,000	12,540,375	—	12,937	15,928,312	2,025,000	9,714,658	12,937	11,752,595
Ahmed Rubaie	1,200,000	1,309,371	382,371	12,937	2,904,679	600,000	436,462	8,624	1,045,086
Kevin S. Costello	2,087,000	5,357,630	—	8,343	7,452,973	835,000	2,531,912	8,343	3,375,255
Kent L. Parker	877,000	3,487,750	—	8,624	4,373,374	585,000	1,735,800	8,624	2,329,424
James W. Frankola	1,560,000	5,310,520	—	—	6,870,520	780,000	2,484,803	—	3,264,803
H. Tayloe Stansbury(5)	—	—	—	—	—	—	—	—	—

(1)	Amounts shown represent a cash lump sum payment equal to a multiple of base salary plus annual target bonus. The multiple is 250% in the case of Messrs. Calderoni and Costello, 200% in the case of Mssrs. Rubaie and Frankola, and 150% in the case of Mr. Parker. Mr. Stansbury entered into a Separation Agreement with the Company, dated November 16, 2007.
(2)	These amounts represent the number of unvested shares of restricted stock, multiplied by the closing market price ($14.13) of our Common Stock on September 30, 2008, the last business day of the quarter, as quoted on the Nasdaq Global Market.
(3)	The calculation of the tax gross-up is described below under “Severance or Employment Agreements.”
(4)	During the preparation of this proxy statement, the Company discovered an error in the tax gross up reported in the 2008 proxy statement for Mr. Calderoni for termination within 12 months after a change in control. As a result, the Company reported a higher number for Mr. Calderoni in the tax gross up column and total column. The amount of his tax gross up was overstated by $115,222.
(5)	On November 15, 2007, the Board of Directors of the Company accepted Mr. Stansbury’s resignation and on November 16, 2007, the Company and Mr. Stansbury entered into an agreement whereby Mr. Stansbury agreed to forego the termination payments described above and instead received a lump sum separation payment of $250,000, less applicable withholding and other standard deductions, and vested in 60,000 shares of restricted stock. Mr. Stansbury’s other unvested shares of restricted stock were forfeited.
(6)	Severance payment equal to a continuation payment of the named executive officer’s base salary as of September 30, 2008 for one year (18 months in the case of Mr. Calderoni) plus annual target bonus.
(7)	During the preparation of this proxy statement, the Company discovered an error in the vesting of stock awards reported in the 2008 proxy statement for termination before, or more than 12 months after, a change in control. As a result, the vesting of stock awards column and total columns for Messrs. Calderoni, Frankola, Costello, Parker and Stansbury reported higher numbers than should have been reported. The differences for each named executive officer, respectively, were: $1,482,250, $817,480, $853,421, $655,779 and $655,780.
(8)	Benefit continuation payments are equal to the employer portion of the cost of the named executive officer’s benefits based upon 2009 benefit rates for 12 months (18 months in the case of Mr. Calderoni and upon a change in control, 18 months for Mr. Rubaie).

Severance or Employment Agreements

A summary of each of the named executive officer’s severance or employment agreements is as follows:

Robert M. Calderoni

The Company entered into a severance agreement with Mr. Calderoni. If the Company terminates his employment for a reason other than cause or disability, the severance agreement provides for a continuation of his cash compensation (base salary plus target bonus) for 18 months, for 18 months of additional service credit for purposes of determining the vested portion of his options and restricted shares, for Company to pay employer portion of the monthly premium for COBRA for a period of 18 months and for an opportunity to exercise his options during the 18-month period starting on his termination date.

If within 12 months after the Company has been subject to a change in control, the Company terminates his employment for a reason other than cause or disability or he resigns after the Company or its successor, without his consent, has failed to appoint him as the chief executive officer of a public corporation, has reduced his compensation or has relocated his place of employment by more than 50 miles, then the severance agreement provides for a lump sum payment equal to 250% of his annual cash compensation (base salary plus target bonus), for full vesting of his options and restricted shares, for Company to pay employer portion of the monthly premium for COBRA for a period of 18 months and for an opportunity to exercise his options during the 30-month period starting on his termination date.

The 18-month continuation of cash compensation and continued option vesting are contingent on Mr. Calderoni’s executing a general release of claims and complying with restrictive covenants. These covenants apply while Mr. Calderoni is employed by the Company and while his cash compensation continues following the termination of his employment. One of the covenants prohibits Mr. Calderoni from soliciting the Company’s employees to work for another employer. Another covenant prohibits him from competing with the Company and from working for certain specific companies as well as any other company that derives its revenue primarily from e-procurement or spend management software sales or from sales of software or services aiding companies in sourcing or spend management activities. Finally, Mr. Calderoni is required to facilitate the transition of his duties to his successor and is precluded from disparaging the Company or its directors, officers or employees.

The severance agreement also provides that the Company will reimburse Mr. Calderoni, on a tax-adjusted basis, for the excise tax on excess parachute payments. The Internal Revenue Code imposes a 20% excise tax on “excess parachute payments.” Parachute payments include all compensation that is contingent on a change in control of the Company, including severance benefits and accelerated vesting of options and restricted stock. However, the excise tax applies only if the aggregate amount of all parachute payments equals or exceeds 300% of the executive’s average annual compensation from the Company for the last five completed calendar years (or, if less, for all completed calendar years in the executive’s period of employment). If the excise tax applies, then parachute payments become subject to the tax to the extent that they exceed 100% of the executive’s average annual compensation from the Company for the same period.

Ahmed Rubaie

The Company entered into an employment agreement with Mr. Rubaie. If the Company terminates his employment for a reason other than cause or disability, then the employment agreement provides for a continuation of his cash compensation (base salary plus target bonus) for 12 months, for 12 months of additional service credit for purposes of determining the vested portion of any options, restricted shares or stock units, for Company to pay employer portion of the monthly premium for COBRA for a period of 12 months and for an opportunity to exercise any options during the 12-month period starting on his termination date.

If, within 12 months after the Company has been subject to a change in control, the Company terminates Mr. Rubaie’s employment for a reason other than cause or disability or he resigns after the Company or its successor, without his consent, has required that he report to anyone other than the Company’s Chief Executive Officer or board of directors, has reduced his compensation or has relocated his place of employment by more than 50 miles, then the agreement provides for a lump sum payment equal to 200% of his annual cash compensation (base salary plus target bonus), for full vesting of his equity compensation, for Company to pay employer portion of the monthly premium for COBRA for a period of 18 months and for an opportunity to exercise any options during the 24-month period starting on his termination date.

The employment agreement also provides that the Company will reimburse Mr. Rubaie, on a tax-adjusted basis, for any excise tax on excess parachute payments provided that the parachute payments exceed 330% of his average annual compensation from the Company for the last five completed calendar years (or for such shorter time as the individual was employed by Ariba). If Mr. Rubaie’s parachute payments are between 300% and 330% of his average annual compensation, the parachute payments will be reduced to an amount just below 300%. If Mr. Rubaie’s parachute payments are below 300% of his average annual compensation, the excise tax does not apply.

The benefits received from a termination for a reason other than cause or disability are contingent on Mr. Rubaie’s executing a general release of claims and complying with restrictive covenants. These covenants apply while Mr. Rubaie is employed by Ariba and while his cash compensation continues following the termination of his employment. One of the covenants prohibits Mr. Rubaie from soliciting Ariba’s employees to work for another employer. Another covenant prohibits him from competing with Ariba and from working for certain specific companies as well as any other company that derives its revenue primarily from e-procurement and/or spend management software or service sales or sales of software or services aiding companies in sourcing and/or spend management activities. Finally, Mr. Rubaie is required to facilitate the transition of his duties to his successor and is precluded from disparaging Ariba or its directors, officers or employees.

Under the employment agreement, Mr. Rubaie’s base salary is at least $400,000. Mr. Rubaie received a signing bonus of $200,000, the first half of which was paid and the remaining half of which will be paid within six months after the first day of Mr. Rubaie’s employment. Commencing with fiscal year 2009, Mr. Rubaie will be eligible for an annual incentive bonus with a target amount of not less than $200,000, based upon criteria established by the Company. Solely with respect to fiscal year 2009, the Company has agreed that Mr. Rubaie’s incentive bonus will not be less than $150,000, of which $50,000 was paid in November 2008 and $100,000, which will be payable in June 2009. Mr. Rubaie was granted restricted stock units pursuant to Ariba’s 1999 Equity Incentive Plan with a market value equal to $1,400,000, calculated based on the average of the closing prices on the 30 consecutive trading days immediately preceding July 21, 2008, the date of grant, as reported by The Wall Street Journal. The grant vests in three annual installments from the vesting commencement date, provided that the Mr. Rubaie remains in continuous service at Ariba on the applicable vesting date.

Kevin S. Costello

The Company entered into a severance agreement with Mr. Costello. If the Company terminates his employment for a reason other than cause or disability or if he resigns after the Company, without his consent, has required that he report to anyone other than the Company’s Chief Executive Officer or board of directors, has reduced his compensation or has relocated his place of employment by more than 50 miles, then the severance agreement provides for a continuation of his cash compensation (base salary plus target bonus) for 12 months, for 12 months of additional service credit for purposes of determining the vested portion of his options and restricted shares, for Company to pay employer portion of the monthly premium for COBRA for a period of 12 months and for an opportunity to exercise his options during the 12-month period starting on his termination date.

If within 12 months after the Company has been subject to a change in control, the Company terminates his employment for a reason other than cause or disability or he resigns after the Company or its successor, without his consent, has required that he report to anyone other than the Company’s Chief Executive Officer or board of directors, has reduced his compensation or has relocated his place of employment by more than 50 miles, then the severance agreement provides for a lump sum payment equal to 250% of his annual cash compensation (base salary plus target bonus), for full vesting of his options and restricted shares, for the Company to pay the employer portion of the monthly premium for COBRA for a period of 18 months and for an opportunity to exercise his options during the 30-month period starting on his termination date.

The 12-month continuation of cash compensation and continued option vesting are contingent on Mr. Costello’s executing a general release of claims and complying with restrictive covenants. These covenants apply while Mr. Costello is employed by the Company and while his cash compensation continues following the termination of his employment. One of the covenants prohibits Mr. Costello from soliciting the Company’s employees to work for another employer. Another covenant prohibits him from competing with the Company and from working for certain specific companies as well as any other company that derives its revenue primarily from e-procurement or spend management software sales or from sales of software or services aiding companies in sourcing or spend management activities. Finally, Mr. Costello is required to facilitate the transition of his duties to his successor and is precluded from disparaging the Company or its directors, officers or employees.

The severance agreement also provides that the Company will reimburse Mr. Costello, on a tax-adjusted basis, for the excise tax on all excess parachute payments, provided the parachute payments exceed 330% of his average annual compensation from the Company for the last five completed calendar years. If Mr. Costello’s parachute payments are between 300% and 330% of his average annual compensation, the parachute payments will be reduced to an amount just below 300%. If Mr. Costello’s parachute payments are below 300% of his average annual compensation, the excise tax does not apply.

Kent L. Parker

The Company entered into an employment agreement with Mr. Parker. If the Company terminates his employment for a reason other than cause or permanent disability, then the employment agreement provides for a continuation in his cash compensation (base salary plus target bonus) for 12 months, for Company to pay employer portion of the monthly premium for COBRA for a period of 12 months and for 12 months of additional service credit for purposes of determining the vested portion of his options and restricted shares. Finally, any stock options that he holds on his termination date would remain exercisable for 12 months after his termination date and for at least three months after they become exercisable. However, if within 12 months after the Company has been subject to a change in control, the Company terminates his employment for a reason other than cause or permanent disability or if he resigns after the Company, without his consent, has caused him to report to someone below the level of Executive Vice President of the Company, has reduced his compensation or has relocated his place of employment by more than 50 miles, then the employment agreement provides for a lump sum payment equal to 150% of his annual cash compensation (base salary plus target bonus), for full vesting of his options and restricted shares, for Company to pay employer portion of the monthly premium for COBRA for a period of 18 months and for an opportunity to exercise his options during the 18-month period starting on his termination date.

The 12-month continuation of cash compensation and continued option vesting are contingent on Mr. Parker’s executing a general release of claims and complying with restrictive covenants. These covenants apply while Mr. Parker is employed by the Company and during the 12 month period when his severance payments continue following the termination of his employment. One of the covenants prohibits Mr. Parker from soliciting the Company’s employees to work for another employer. Another covenant prohibits him from competing with the Company and from working for certain specific companies as well as any other company that derives its revenue primarily from e-procurement or spend management software sales or from sales of software or services aiding companies in sourcing or spend management activities. Finally, Mr. Parker is required to facilitate the transition of his duties to his successor and is precluded from disparaging the Company or its directors, officers or employees.

The employment agreement also provides that the Company will reimburse Mr. Parker, on a tax-adjusted basis, for the excise tax on all excess parachute payments, provided the parachute payments exceed

330% of his average annual compensation from the Company for the last five completed calendar years (or for such shorter time as the individual was employed by Ariba). If Mr. Parker’s parachute payments are between 300% and 330% of his average annual compensation, the parachute payments will be reduced to an amount just below 300%. If Mr. Parker’s parachute payments are below 300% of his average annual compensation, the excise tax does not apply.

Under the employment agreement, Mr. Parker’s annual salary is at least $300,000, and his annual bonus target is at least $150,000. Under the agreement, the Company is also required to reimburse Mr. Parker for certain commuting and living expenses on a tax-adjusted basis.

James W. Frankola

Mr. Frankola resigned from the position of Chief Financial Officer as of August 10, 2008. The Company amended and restated its severance agreement with him after September 30, 2008 with respect to his new position at the Company as Executive Vice President working on strategic initiatives.

H. Tayloe Stansbury

On November 15, 2007, the Board of Directors of the Company accepted H. Tayloe Stansbury’s resignation as Executive Vice President, Products and Operations. On November 16, 2007, the Company and Mr. Stansbury entered into a Separation Agreement whereby Mr. Stansbury received a lump sum separation payment of $250,000, less applicable withholding and other standard deductions, and vested in 60,000 shares of restricted stock. Mr. Stansbury’s other unvested shares of restricted stock were forfeited. Mr. Stansbury and the Company agreed that Mr. Stansbury’s non-compete obligations would continue for 12 months post-employment, and they granted each other a mutual release covering any claims.

Equity Compensation Plan Information

The following table sets forth as of December 31, 2008 certain information regarding our equity compensation plans.

	A		B		C
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights(4)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in Column A)(5)
Equity compensation plans approved by security holders	440,072		$11.98		2,024,953	(1)
Equity compensation plans not approved by security holders (2)	358,329	(3)	$19.96	(3)	—
Total	798,401		$15.56		2,024,953

(1)	Includes 572,341 shares available for future purchase under the Ariba, Inc. Employee Stock Purchase Plan. Securities available for future issuance under the Ariba, Inc. 1999 Equity Incentive Plan (the “Incentive Plan”) exclude unvested shares of restricted common stock as of December 31, 2008.
(2)	See Note 9 of Notes to Consolidated Financial Statements for a narrative description of these plans.
(3)	Represents shares of common stock issuable pursuant to awards outstanding under equity compensation plans assumed by us in connection with our fiscal year 2000 acquisitions of TradingDynamics, Inc., Tradex, Inc. (“Tradex”) and SupplierMarket.com, Inc. and our fiscal year 2004 merger with FreeMarkets (the “Assumed Plans”).
(4)	Weighted-average exercise prices identified in column (B) do not take into account restricted stock awards or units. Weighted average term of options, warrants and rights outstanding is 4.25 years.
(5)	As of December 31, 2008, the number of full value awards outstanding was 7,832,717 and there were 86,881,896 shares of common stock outstanding.

DIRECTOR COMPENSATION

2008 Director Compensation Table

The following table sets forth a summary of the compensation we paid to our non-employee directors in fiscal year 2008:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Harriet Edelman	15,000	—	15,000
Robert D. Johnson	90,000	99,608	189,608
Richard A. Kashnow	113,750	99,608	213,358
Robert E. Knowling, Jr.	135,000	99,608	234,608
Thomas F. Monahan	110,000	99,608	209,608
Karl E. Newkirk	97,500	99,608	197,108
Richard F. Wallman	110,250	99,608	209,858

(1)	The amounts reflected in this column are the dollar amounts recognized for financial statement reporting purposes with respect to the fiscal year ended September 30, 2008, in accordance with FAS 123(R). There were no forfeitures during the year. The assumptions made in valuing stock-based awards reported in these columns are discussed in Note 1 to the Company’s consolidated financial statements for the fiscal year ended September 30, 2008, included in the Company’s annual report on Form 10-K. Additional information regarding the stock-based awards granted to our non-employee directors during 2008 is set forth below.

Additional Information With Respect to Director Equity Awards

The date of grant, the number of shares included in each grant, the grant date fair value of each grant (computed in accordance with SFAS No. 123R) and the aggregate number of shares outstanding on September 30, 2008, were as follows:

Name	Date of Grant	Number of Shares Granted	Grant Date Fair Value ($)	Aggregate Number of Shares Outstanding on 9/30/2008
Harriet Edelman	7/29/2008	6,536	111,504	6,536
Robert D. Johnson	3/12/2008	10,843	99,321	10,843
Richard A. Kashnow	3/12/2008	10,843	99,321	10,843
Robert E. Knowling, Jr.	3/12/2008	10,843	99,321	10,843
Thomas F. Monahan	3/12/2008	10,843	99,321	10,843
Karl E. Newkirk	3/12/2008	10,843	99,321	10,843
Richard F. Wallman	3/12/2008	10,843	99,321	10,843

Non-employee members of the Board of Directors receive a retainer of $50,000 per year, paid in quarterly installments. The Company’s lead independent director (currently Robert E. Knowling, Jr.) receives an additional retainer of $30,000 per year, paid in quarterly installments. The lead independent director retainer fee was increased effective April 1, 2008 from $10,000. The Company pays retainer fees to the chairs of its committees, including a $25,000 per year retainer fee for the Audit Committee chair, a $15,000 per year retainer fee for the Compensation Committee chair, and a $10,000 per year retainer fee for the Corporate Governance and Nominating Committee chair, paid in quarterly installments. The committee chair retainer fees were increased effective as of April 1, 2008 from $5,000 per year for each committee. Directors receive a fee of $2,500 for each meeting of the Board of Directors that they attend and a fee of $1,500 for each meeting of a committee of the Board of Directors that they attend. The committee meeting fee was increased as of February 3, 2008 from

$1,000. Directors may elect to convert from 50% to 100% of their cash compensation into shares or units of Common Stock or options to purchase such shares or units. The shares, units or options are granted automatically as of the last day of the quarter in which the cash compensation was earned. Cash is converted into shares based on the closing price of the Common Stock on the last trading day in the quarter and into options based on the option valuation method used by the Company in preparing its consolidated financial statements. The options have an exercise price equal to 100% of the closing price of the Common Stock on the last trading day in the quarter. The option term is 10 years, except that the options expire 12 months after the director’s service terminates for any reason. Shares or options received in lieu of cash compensation are fully vested.

Non-employee directors also receive grants of restricted stock units under the 1999 Equity Incentive Plan. The Board of Directors has determined that each new non-employee director, upon election to the Board of Directors, will receive a one-time grant of restricted stock units with a fair market value of $100,000 on the date of grant, provided that the director has never been employed by the Company. In addition, each continuing non-employee director will receive an annual grant of restricted stock units with a fair market value of $100,000 on the date of grant, to be granted at the meeting of the Board of Directors held in conjunction with the annual meeting of stockholders (whether or not the director has been employed by the Company). However, a director will not receive an annual grant in the same calendar year in which he or she received the initial grant. Each initial and annual grant of restricted stock units vests on the first anniversary of the date of grant, provided that the recipient remains in the Company’s service on the vesting date, subject to full acceleration upon a change in control of the Company. Each non-employee director received the annual grant at the time of our 2008 annual meeting of stockholders.

TRANSACTIONS WITH RELATED PERSONS

Review, approval or ratification of transactions with related persons

The board of directors has adopted a policy for the review of related person transactions. This policy is posted on our web site at www.ariba.com.

The Audit Committee reviews and approves all related person transactions in which we are or will be a participant. It is the Company’s general policy to approve, enter into and/or ratify related person transactions only when the Company determines that the related person transaction in question is in, or is not inconsistent with, the best interests of the Company and its stockholders.

Financial transactions, arrangements, relationships or any series of similar transactions, arrangements or relationships in which a Related Person, as defined below, had or will have a direct or indirect material interest and that exceeds $120,000 are subject to the Audit Committee's review.

A “Related Person” means (1) any person who is, or at any time since the beginning of the Company’s last fiscal year was, a director or executive officer of the Company or a nominee to become a director of the Company; (2) any person who is known to be the beneficial owner of more than 5% of any class of the Company's voting securities; (3) any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the director, executive officer, nominee or more than 5% beneficial owner, and any person (other than a tenant or employee) sharing the household of such director, executive officer, nominee or more than 5% beneficial owner; and (4) any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or in a similar position or in which such person has a 5% or greater beneficial ownership interest.

After review, the Audit Committee shall approve or disapprove such related person transactions and at each subsequent regular meeting, management shall update the Audit Committee if there has been any material change to those existing or proposed transactions.

Transactions with Related Persons

Since the beginning of fiscal year 2008, there have not been any transactions, nor are there any currently proposed transactions, in which the Company was or is to be a participant, the amount involved exceeded $120,000, and any related person had or will have a material direct or indirect.

Legal Proceedings Involving Directors and Executive Officers

There are no material pending legal proceedings to which any director or executive officer of the Company is a party adverse to the Company or to which any director or executive officer has a material interest adverse to the Company.

PROPOSAL NO. 2

APPROVAL OF AMENDMENT AND RESTATEMENT OF 1999 EQUITY INCENTIVE PLAN

The stockholders are being asked to approve an amendment and restatement of the Ariba, Inc. 1999 Equity Incentive Plan (the “Incentive Plan”). The principal purpose of the amendment is to increase the number of shares available for future grants under the Incentive Plan by 5,270,000 shares. The remaining material provisions of the Incentive Plan will remain unchanged. The full text of the Incentive Plan is contained in Appendix A to this Proxy Statement.

The Company established the Incentive Plan at the time of its initial public offering in 1999. The Company’s stockholders approved the Incentive Plan in 1999, and they approved an amendment in 2001. The principal terms and provisions of the Incentive Plan, as most recently amended, are summarized below. The summary, however, is not intended to be a complete description of all terms of the Incentive Plan.

General

Structure. Four separate types of equity compensation may be issued under the Incentive Plan. First, stock options give optionees the right to purchase shares of Common Stock at an exercise price determined at the time the option is granted. Second, shares of restricted stock may be issued directly to eligible persons. Third, stock appreciation rights (“SARs”) allow recipients to benefit from increases in the value of our Common Stock but do not provide any ownership interest in Common Stock. Fourth, stock units are contractual rights that entitle participants to obtain actual shares of Common Stock at a later date. In addition, the Incentive Plan permits the Board of Directors to implement a fee deferral program for the outside directors.

Administration. The Compensation Committee, which is comprised of two or more independent members of the Board of Directors, administers the Incentive Plan. Committee members serve for such period of time as the Board of Directors may determine. With respect to participants who are not executive officers of the Company, the Incentive Plan may also be administered by a secondary committee comprised of one or more members of the Board of Directors who are not independent.

Subject to the provisions of the Incentive Plan, the Compensation Committee (or the secondary committee to the extent acting as plan administrator) has full authority to determine the eligible individuals who are to receive awards, the number of shares to be included in each award, the date or dates on which the award is to vest, the maximum term for which an option or SAR is to remain outstanding, whether an option will be an incentive stock option that satisfies the requirements of Section 422 of the Internal Revenue Code or a non-statutory option not intended to meet such requirements, and the remaining terms of an award.

Eligibility. Employees (including officers), outside directors and consultants who render services to the Company or its subsidiary corporations (whether now existing or subsequently established) are eligible to receive awards under the Incentive Plan. However, only employees are eligible to receive incentive stock options. As of December 31, 2008, approximately 1714 individuals (including 4 executive officers and 7 non-employee directors) were eligible to participate in the Incentive Plan.

Securities Subject to Incentive Plan. Prior to the amendment, up to 1,452,612 shares of our Common Stock were available for issuance under the Incentive Plan. Additionally, 7,446,590 unvested shares and units were outstanding as of December 31, 2008. Assuming the approval of this Proposal No. 2, the number of shares available for grants under the Incentive Plan will increase by 5,270,000 shares, to a total of 6,722,612 shares. On December 31, 2008, the closing price per share of our Common Stock was $7.21.

Should an option or SAR expire or terminate for any reason before being exercised in full, or should restricted shares or stock units be forfeited for any reason, the shares subject to the termination or forfeiture will be available for subsequent awards under the Incentive Plan. Shares applied to pay the exercise price of options or to satisfy tax withholding obligations related to any award will also become available for issuance under the Incentive Plan. To the extent that an award is settled in cash rather than shares, the cash settlement will not reduce the number of shares available for issuance.

No participant in the Incentive Plan may receive options or SARs for more than 1,500,000 shares of Common Stock per fiscal year. However, for the fiscal year in which a person starts working for the Company, the limit is 2,000,000 shares.

For fiscal years 2009, 2010 and 2011, the Company’s prospective three-year average burn rate with respect to its equity awards will not exceed 6.76% of the outstanding shares. This percentage represents the mean plus one standard deviation of the 2009 Global Industry Classification Standards Peer Group (4510—Software & Services). This policy will apply to shares issued pursuant to the Incentive Plan. The burn rate will be calculated as (a) the number of shares granted in each fiscal year by the Compensation Committee and the Equity Incentive Committee and reported in the Company’s periodic reports filed with the Securities and Exchange Commission, including (i) stock options, (ii) stock appreciation rights settled with shares, (iii) restricted shares and stock units and (iv) performance shares actually earned and delivered or deferred to employees and directors divided by (b) the weighted average number of shares outstanding at the end of each fiscal year. For purposes of applying the burn rate analysis to the number of shares granted in a year, one full-value share is deemed to equal 1.5 option shares.

Option Grants

Exercisability. Options become exercisable at such time or times and during such period as the Committee may determine at the time of grant. The vesting schedule may be tied to length of service or the attainment of performance goals. If an optionee holds an option when his or her service terminates, it will not remain exercisable beyond the designated post-service exercise period, which generally is three months from the termination date. Under no circumstances, however, may an option be exercised after its term expires, which generally is 10 years after the date of grant. The Compensation Committee may extend the post-service exercise period or accelerate vesting.

Exercise Price. The option exercise price per share may not be less than 100% of the fair market value per share of our Common Stock on the grant date. Without stockholder approval, the exercise price of outstanding options may not be reduced and outstanding out-of-the-money options may not be exchanged for cash or other awards. However, the exercise price of outstanding options may be adjusted up or down without stockholder approval in connection with a corporate transaction involving the Company (such as a stock dividend, stock split, extraordinary cash dividend, reorganization, merger or spin-off).

The exercise price may be paid in cash. Options may also be exercised through a same-day sale program pursuant to which a brokerage firm effects the immediate sale of shares purchased under the option and pays over to the Company, out of the sale proceeds on the settlement date, sufficient funds to cover the exercise price for the purchased shares plus all applicable withholding taxes. The Compensation Committee may also make available other forms of payment to the extent permitted by applicable law.

Incentive Stock Options. Incentive stock options may only be granted to individuals who are employees of the Company or its parent or subsidiary corporations. For any employee, the aggregate fair market value (determined as of the grant date) of the Common Stock for which incentive stock options may become exercisable for the first time during any calendar year cannot exceed $100,000.

Awards of Restricted Stock

Shares of restricted stock may be sold to participants at a price determined by the Committee, or they may be awarded as a bonus for past or future services. The shares may be vested upon issuance or may be subject to a vesting schedule tied to length of service or the attainment of performance goals. The Compensation Committee may accelerate the vesting of shares outstanding under the Incentive Plan.

Awards of Stock Appreciation Rights

SARs may be granted in tandem with, or independent of, option grants under the Incentive Plan. Upon exercising an independent SAR, the participant will be entitled to a distribution from the Company in an amount per share equal to the excess of (a) the fair market value per share of our Common Stock on the date of exercise over (b) the exercise or base price. Tandem SARs provide the holders with the right to surrender their options in exchange for a distribution from the Company equal in amount to the excess of (a) the fair market value of the vested shares of Common Stock subject to the surrendered option on the date of exercise over (b) the aggregate exercise price. The distribution may, at the discretion of the Compensation Committee, be made in cash or in shares of Common Stock.

SARs may be vested upon issuance or may be subject to a vesting schedule tied to length of service or the attainment of performance goals. The Compensation Committee may accelerate the vesting of SARs outstanding under the Incentive Plan.

Awards of Stock Units

Stock units are awarded for no cash consideration. The units may be vested upon issuance or may be subject to a vesting schedule tied to length of service or the attainment of performance goals. The Compensation Committee may accelerate the vesting of units outstanding under the Incentive Plan. Stock units may be settled immediately upon vesting or on a deferred basis. Settlement of vested units may be made in the form of cash, shares of Common Stock or a combination of both.

General Provisions

Change in Control. The vesting of outstanding awards may accelerate in the event of a change in control, either immediately or upon an involuntary or constructive termination of service after the change in control. The acceleration of vesting in the event of a change in control may be seen as an anti-takeover provision and may have the effect of discouraging merger proposals, takeover attempts or other efforts to gain control of the Company.

Changes in Capitalization. In the event any change is made to the Common Stock issuable under the Incentive Plan by reason of a stock split, stock dividend or combination of shares, appropriate adjustments will automatically be made to (a) the maximum number and/or class of securities issuable under the Incentive Plan, (b) the maximum number and/or class of securities for which any one person may be granted options or SARs per calendar year, (c) the number and/or class of securities and the exercise price per share under each outstanding option or SAR and (d) the number and/or class of securities associated with outstanding stock units. The Committee, at its discretion, may make similar adjustments in the event of an extraordinary cash dividend, a recapitalization, a spin-off or a similar occurrence.

Amendments and Termination. The Board of Directors may amend or modify the Incentive Plan in any respect. The approval of the Company’s stockholders will be obtained to the extent required by applicable laws or regulations. In addition, the Board may, at any time and for any reason, terminate the Incentive Plan. Any awards outstanding at the time of the termination will remain in effect in accordance with their terms.

New Plan Benefits

Awards under the Incentive Plan are discretionary. Therefore, it is not possible to determine the benefits that will be received in the future by participants in the Incentive Plan. To date, no grants have been made under the Incentive Plan with respect to the additional shares that are subject to the approval of Proposal No. 2.

Federal Income Tax Consequences of Options

Neither the optionee nor we incur any federal tax consequences as a result of the grant of an option. The optionee has no taxable income upon exercising an incentive stock option (except that the alternative minimum tax may apply), and we receive no deduction when an incentive stock option is exercised. Upon exercising a non-statutory stock option, the optionee generally must recognize ordinary income equal to the “spread” between the exercise price and the fair market value of our Common Stock on the date of exercise; we ordinarily will be entitled to a deduction for the same amount. In the case of an employee, the option spread when a non-statutory stock option is exercised is subject to income tax withholding, but the optionee generally may elect to satisfy the withholding tax obligation by having shares of common stock withheld from those purchased under the option. The tax treatment of a disposition of option shares acquired under the Incentive Plan depends on how long the shares have been held and on whether the shares were acquired by exercising an incentive stock option or by exercising a non-statutory stock option. We are not entitled to a deduction in connection with a disposition of option shares, except in the case of a disposition of shares acquired under an incentive stock option before the applicable holding periods have been satisfied.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT

AND RESTATEMENT OF THE 1999 EQUITY INCENTIVE PLAN

PROPOSAL NO. 3

APPROVAL OF AMENDMENT AND RESTATEMENT OF

EMPLOYEE STOCK PURCHASE PLAN

The stockholders are being asked to approve an amendment and restatement of the Ariba, Inc. Employee Stock Purchase Plan (the “ESPP”). The principal purpose of the amendment is to increase the number of shares available for future grants under the ESPP by 1,500,000 shares. The remaining material provisions of the ESPP will remain unchanged. The full text of the ESPP is contained in Appendix B to this Proxy Statement.

The Company established the ESPP at the time of its initial public offering in 1999, and the Company’s stockholders approved the ESPP in the same year. The principal terms and provisions of the ESPP, as most recently amended, are summarized below. The summary, however, is not intended to be a complete description of all terms of the ESPP.

Key Provisions

Share Reserve. Prior to the amendment, up to 572,341 shares of our Common Stock were available for issuance under the ESPP. As of December 31, 2008, 5,094,325 shares of our Common Stock have been purchased by and distributed to employees over the life of this plan. Assuming the approval of this Proposal No. 3, the number of shares available for grants under the ESPP will increase by 1,500,000 shares, to a total of 2,072,341 shares. On December 31, 2008, the closing price per share of our Common Stock was $7.21.

Administration. The compensation committee of our board of directors will administer the ESPP. The committee has the complete discretion to make all decisions relating to the ESPP.

Eligibility. All of our employees are eligible to participate in the ESPP if we employ them for more than 20 hours per week and for more than five months per year. However, all 5% stockholders are excluded. Eligible employees may begin participating at the start of any offering period. As of December 31, 2008, approximately 1543 individuals (including 4 executive officers) were eligible to participate in the ESPP.

Offering Periods. Each offering period consists of six consecutive months. Offering periods start on each February 1 and August 1.

Amount of Contributions. The ESPP permits each eligible employee to purchase common stock through payroll deductions. Each employee’s payroll deductions may not exceed 15% of his or her total cash compensation. Participants may not change their contribution rate during an offering period. However, participants may withdraw their contributions at any time before stock is purchased. Lump sum contributions are not permitted.

Purchases of Shares. Purchases of our common stock under the ESPP will occur on January 31 and July 31 of each year. Each participant may purchase as many shares as his or her contributions permit, but not more than 1,000 shares per six-month offering period. The value of the shares purchased in any calendar year may not exceed $25,000. The price of each share of common stock purchased under the ESPP will be equal to 85% of the fair market value per share of common stock on the last trading day in the applicable offering period.

Other Provisions. Employees may end their participation in the ESPP at any time. Participation ends automatically upon termination of employment with us. If a change in control of the Company occurs, the ESPP will end and shares will be purchased with the payroll deductions accumulated to date by participating employees, unless the surviving corporation continues the ESPP. The ESPP does not have an expiration date, but our Board of Directors may amend or terminate the ESPP at any time. If our Board of Directors increases the number of shares of Common Stock reserved for issuance under the ESPP, it must seek the approval of our stockholders. Other amendments require stockholder approval only to the extent required by law.

New Plan Benefits

The number of shares purchased under the ESPP depends on the amount of employee contributions and the share price at the end of each offering period. Therefore, it is not possible to determine the benefits that will be received in the future by participants in the ESPP. A portion of the additional shares that are subject to the approval of Proposal No. 2 may be purchased at the close of the offering period that commences on February 1, 2009.

Equity Compensation Plan Information

Please refer to the table under “Executive Compensation Tables—Equity Compensation Plan Information.”

Federal Income Tax Consequences of ESPP

The ESPP is intended to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code. Under a plan that so qualifies, no taxable income will be reportable by a participant, and no deductions will be allowable to the Company, by reason of the grant or exercise of the purchase rights. A participant will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of a disposition.

Upon sale or other disposition of the purchased shares, a participant will recognize ordinary income. If the shares were held at least two years from the start of the offering period in which the shares were acquired, then the amount of ordinary income recognized will be equal to the lesser of (a) the difference between the fair market value of the shares on the date of disposition and the purchase price paid for the shares or (b) 15% of the fair market value of the shares on the last trading day before the start of the offering period in which the shares were purchased.

If a sale or other disposition of the purchased shares is made less than two years after the start of the offering period in which the shares were acquired, then the participant will recognize ordinary income equal to the excess of the fair market value of the shares on the purchase date over the purchase price paid for the shares. The Company will be entitled to an income tax deduction equal to the amount of income recognized. In no other instance will the Company be allowed a deduction with respect to the participant’s disposition of the purchased shares.

Any additional gain or loss recognized upon the disposition of the shares will be a capital gain, which will be long-term if the shares have been held for more than one year following the date of purchase under the ESPP.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE

AMENDMENT AND RESTATEMENT OF THE EMPLOYEE STOCK PURCHASE PLAN

PROPOSAL NO. 4

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our board, on the recommendation of the audit committee, has selected the firm of Ernst & Young LLP (“Ernst & Young”) as our registered public accounting firm for fiscal year 2009. Ernst & Young has audited the Company’s consolidated financial statements since February 2006. Although stockholder approval of the board’s selection of Ernst & Young is not required by law, the board believes that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at the Annual Meeting, the board will reconsider its selection of Ernst & Young.

Representatives of Ernst & Young are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

Our Board of Directors recommends a vote “FOR” the approval of Ernst & Young as our registered public accounting firm for the fiscal year ending September 30, 2009.

Independent Registered Public Accounting Firm Fees

The following table summarizes the fees of Ernst & Young, our registered public accounting firm, billed to us for each of the last two fiscal years.

	FY 2008	FY 2007
Audit Fees Excluding Audit-Related:
Audit (including quarterly reviews)	$1,049,254	$1,019,054
Statutory audits	—	—
Accounting consultations	117,090	52,150
Total Audit Fees	1,166,344	1,071,204

Audit-Related Fees:	92,806	—
Tax Fees:	104,834	—
All Other Fees:	—	—
Total Worldwide Fees	$1,363,984	$1,071,204

Pre-Approval Policies and Procedures

Section 10A(i)(1) of the Exchange Act requires that all audit and non-audit services to be performed by the Company’s principal accountants be approved in the advance by the Audit Committee, subject to certain exceptions relating to non-audit services accounting for less than five percent of the total fees paid to its principal accountants which are subsequently ratified by the Audit Committee (the “De Minimis Exception”). Pursuant to Section 10A(i)(1) of the Exchange Act, the Audit Committee has established procedures by which it pre-approves such services at each regularly scheduled meeting. In addition, pursuant to Section 10A(i)(3) of the Exchange Act, the Audit Committee has established procedures by which the Chairperson of the Audit Committee may pre-approve such services provided the Chairperson reports the details of the services to the full Audit Committee at its next regularly scheduled meeting.

All audit and non-audit services performed by the Company’s principal accountants were approved in advance by the Audit Committee without subsequent ratification pursuant to the De Minimis Exception.

AUDIT COMMITTEE REPORT

In accordance with its written charter adopted by the Board of Directors, the Audit Committee assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. Pursuant to the charter, the Audit Committee selects the Company’s independent auditors.

Management is responsible for the Company’s internal controls. The Company’s independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee has general oversight responsibility with respect to the Company’s financial reporting, and reviews the results and scope of the audit and other services provided by the Company’s independent auditors.

In this context, the Audit Committee has met and held discussions with management and the Company’s independent auditors. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the Company’s independent auditors. The Audit Committee also discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU Section 380).

The Company’s independent auditors provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent auditors their independence.

The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting. Members of the Audit Committee rely without independent verification on the expertise and knowledge of management, the internal auditors and the independent auditors in carrying out their oversight responsibilities. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal control and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not ensure that the audit of the Company’s consolidated financial statements has been carried out in accordance with generally accepted auditing standards, that the consolidated financial statements are presented in accordance with generally accepted accounting principles or that the Company’s auditors are in fact “independent.”

Based on the Audit Committee’s discussion with management and the independent auditors and the Audit Committee’s review of the representations of management and the report of the independent auditors to the Audit Committee, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2008, filed with the Securities and Exchange Commission.

Each of the members of the Audit Committee is independent as defined under the listing standards of The Nasdaq Global Market.

Submitted by the Audit Committee of the Board of Directors:

Thomas F. Monahan, Chair
Richard A. Kashnow
Robert D. Johnson

The foregoing Audit Committee Report is not soliciting material, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

The members of the Board of Directors, the executive officers of the Company and persons who hold more than 10% of the Company’s outstanding Common Stock are subject to the reporting requirements of Section 16(a) of the Exchange Act (“Section 16(a)”), which require them to file reports with respect to their ownership of Common Stock and their transactions in Common Stock. Based upon (i) the copies of Section 16(a) reports that the Company received from such persons for their fiscal year 2008 transactions in the Common Stock and their Common Stock holdings and (ii) the written representations received from one or more of such persons that no annual Form 5 reports were required to be filed by them for fiscal year 2008, the Company believes that all reporting requirements under Section 16(a) were met in a timely manner by the persons who were executive officers, members of the Board or greater than 10% stockholders during such fiscal year.

Availability of Form 10-K

Our Annual Report on Form 10-K for the fiscal year ended September 30, 2008, including our consolidated financial statements contained therein, is available free of charge on the Investor Relations section of our web site at http://www.ariba.com or through the Securities and Exchange Commission’s electronic data system at http://www.sec.gov. TO REQUEST A PRINTED COPY OF OUR ANNUAL REPORT, WHICH WE WILL PROVIDE TO YOU FREE OF CHARGE, EITHER: WRITE TO ARIBA’S INVESTOR RELATIONS DEPARTMENT AT ARIBA, INC., 807 11TH AVE., SUNNYVALE, CA 94089, CALL US AT (650) 390-1000 OR E-MAIL US AT Investor@ariba.com.

Stockholder Proposals for 2010 Annual Meeting

Stockholders who intend to have a proposal considered for inclusion in the Company’s proxy statement and form of proxy for presentation at the Company’s 2010 annual meeting of stockholders pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to the Company at its principal executive offices at 807 11th Avenue, Sunnyvale, California 94089, Attn: General Counsel, not later than September 27, 2009. If the date of next year’s annual meeting of stockholders is moved more than 30 days before or 30 days after the anniversary date of the Annual Meeting, the deadline for inclusion of proposals in the Company’s proxy statement and proxy is instead a reasonable time before the Company begins to print and mail its proxy materials. Stockholders who intend to present a proposal at such meeting without inclusion of such proposal in the Company’s proxy statement and form of proxy pursuant to Rule 14a-8 under the Exchange Act are required to provide the information required by the Company’s bylaws and give timely notice to the Secretary of the Company in accordance with the Company’s bylaws at the aforementioned address not earlier than November 12, 2009 and not later than December 12, 2009. If the date of next year’s annual meeting of stockholders is moved more than 30 days before or 30 days after the anniversary of the Annual Meeting, then notice of such proposal must be received no later than the close of business on the later of (i) the date 90 days prior to the meeting, and (ii) the date 10 days after public announcement of the meeting date. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements, including conditions established by the Securities and Exchange Commission.

Stockholders may contact the Secretary of the Company at the Company’s principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

Other Business

The Board of Directors knows of no other matters to be presented for stockholder action at the Annual Meeting. However, if other matters do properly come before the Annual Meeting or any adjournments or postponements thereof, the Board of Directors intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

By Order of the Board of Directors

Ahmed Rubaie
Executive Vice President and Chief Financial Officer

Sunnyvale, California

January 23, 2009

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE VOTE ELECTRONICALLY VIA THE INTERNET, BY TELEPHONE, OR, IF YOU HAVE REQUESTED A PAPER COPY OF THESE DOCUMENTS, BY PROMPTLY SIGNING, DATING AND RETURNING THE ENCLOSED PROXY IN THE PRE-ADDRESSED ENVELOPE PROVIDED. PLEASE SEE “VOTING OF SHARES” ON PAGE 2 OF THE PROXY STATEMENT FOR INFORMATION ON HOW TO VOTE YOUR SHARES AND CHANGE YOUR VOTE.

Appendix A

ARIBA, INC.

1999 EQUITY INCENTIVE PLAN

(AS AMENDED AND RESTATED EFFECTIVE JANUARY 15, 2009)

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ii

ARIBA, INC.

1999 EQUITY INCENTIVE PLAN

ARTICLE 1. INTRODUCTION

The Board adopted the Plan effective June 23, 1999, and most recently amended it effective January 15, 2009. The purpose of the Plan is to promote the long-term success of the Company and the creation of stockholder value by (a) encouraging Employees, Outside Directors and Consultants to focus on critical long-range objectives, (b) encouraging the attraction and retention of Employees, Outside Directors and Consultants with exceptional qualifications and (c) linking Employees, Outside Directors and Consultants directly to stockholder interests through increased stock ownership. The Plan seeks to achieve this purpose by providing for Awards in the form of Restricted Shares, Stock Units, Options (which may constitute ISOs or NSOs) or stock appreciation rights.

The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware (except their choice-of-law provisions).

ARTICLE 2. ADMINISTRATION

2.1 Committee Composition. The Compensation Committee of the Board shall administer the Plan. The Committee shall consist exclusively of two or more members of the Board, who shall be appointed by the Board. In addition, each member of the Committee shall meet the following requirements:

(a) Any listing standards prescribed by the principal securities market on which the Company’s equity securities are traded;

(b) Such requirements as the Internal Revenue Service may establish for outside directors acting under plans intended to qualify for exemption under section 162(m)(4)(C) of the Code;

(c) Such requirements as the Securities and Exchange Commission may establish for administrators acting under plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act; and

(d) Any other requirements imposed by applicable law, regulations or rules.

2.2 Committee Responsibilities. The Committee shall (a) select the Employees, Outside Directors and Consultants who are to receive Awards under the Plan, (b) determine the type, number, vesting requirements and other features and conditions of such Awards, (c) interpret the Plan, (d) make all other decisions relating to the operation of the Plan and (e) carry out any other duties delegated to it by the Board under the Plan. The Committee may adopt such rules or guidelines as it deems appropriate to implement the Plan. The Committee’s determinations under the Plan shall be final and binding on all persons.

2.3 Non-Officer Grants. The Board may also appoint a secondary committee of the Board, which shall be composed of one or more directors of the Company who need not satisfy the requirements of Section 2.1. Such secondary committee may administer the Plan with respect to Employees and Consultants who are not considered officers or directors of the Company under section 16 of the Exchange Act, may grant Awards under the Plan to such Employees and Consultants and may determine all features and conditions of such Awards. Within the limitations of this Section 2.3, any reference in the Plan to the Committee shall include such secondary committee.

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ARTICLE 3. SHARES AVAILABLE FOR GRANTS

3.1 Basic Limitation. Common Shares issued pursuant to the Plan may be authorized but unissued shares or treasury shares. The aggregate number of Common Shares issued under the Plan shall not exceed (a) 25,041,7481 plus (b) the additional Common Shares described in Section 3.2. The number of Common Shares that are subject to Awards outstanding at any time under the Plan shall not exceed the number of Common Shares that then remain available for issuance under the Plan. All Common Shares available under the Plan may be issued upon the exercise of ISOs. The limitation of this Section 3.1 shall be subject to adjustment pursuant to Article 10.

3.2 Shares Returned to Reserve. To the extent that Options, SARs or Stock Units are forfeited or expire for any other reason before being exercised or settled in full, the Common Shares subject to such Options, SARs or Stock Units shall again become available for issuance under the Plan. If SARs are exercised, then only the number of Common Shares (if any) actually issued in settlement of such SARs shall reduce the number available under Section 3.1 and the balance shall again become available for issuance under the Plan. If Stock Units are settled, then only the number of Common Shares (if any) actually issued in settlement of such Stock Units shall reduce the number available under Section 3.1 and the balance shall again become available for issuance under the Plan. If Restricted Shares or Common Shares issued upon the exercise of Options are reacquired by the Company pursuant to a forfeiture provision or for any other reason, then such Common Shares shall again become available for issuance under the Plan. Shares applied to pay the Exercise Price of Options or to satisfy tax withholding obligations related to any Award shall again become available for issuance under the Plan. To the extent that an Award is settled in cash rather than Shares, the cash settlement shall not reduce the number of Shares available for issuance under the Plan.

3.3 Dividend Equivalents. Any dividend equivalents paid or credited under the Plan shall not be applied against the number of Common Shares that may be issued under the Plan, whether or not such dividend equivalents are converted into Stock Units.

ARTICLE 4. ELIGIBILITY

4.1 Incentive Stock Options. Only Employees who are common-law employees of the Company, a Parent or a Subsidiary shall be eligible for the grant of ISOs. In addition, an Employee who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company or any of its Parents or Subsidiaries shall not be eligible for the grant of an ISO unless the additional requirements set forth in section 422(c)(5) of the Code are satisfied.

4.2 Other Grants. Only Employees, Outside Directors and Consultants shall be eligible for the grant of Restricted Shares, Stock Units, NSOs or SARs.

ARTICLE 5. OPTIONS

5.1 Stock Option Agreement. Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The Stock Option Agreement shall specify whether the Option is an ISO or an NSO. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical. Options may be granted in consideration of a reduction in the Optionee’s other compensation.

[1]	This number reflects adjustments for stock splits through January 15, 2009. It includes the increase of 5,270,000 shares approved by the Board on January 15, 2009, subject to the approval of the stockholders at the 2009 annual meeting.

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5.2 Number of Shares. Each Stock Option Agreement shall specify the number of Common Shares subject to the Option and shall provide for the adjustment of such number in accordance with Article 10. Options granted to an Optionee in a single fiscal year of the Company shall not cover more than 1,500,000 Common Shares, except that Options granted to a new Employee in the fiscal year of the Company in which his or her Service commences may cover up to 2,000,000 Common Shares. The limitations set forth in the preceding sentence shall be subject to adjustment in accordance with Article 10.

5.3 Exercise Price. Each Stock Option Agreement shall specify the Exercise Price, which shall not be less than 100% of the Fair Market Value of a Common Share on the date of grant. The preceding sentence shall not apply to Options granted pursuant to an assumption of, or substitution for, another option in a manner that would satisfy the requirements of section  424(a) of the Code, whether or not such section is applicable.

5.4 Exercisability and Term. Each Stock Option Agreement shall specify the date or event when all or any installment of the Option is to become exercisable. The Stock Option Agreement shall also specify the term of the Option; provided that the term of an ISO shall in no event exceed 10 years from the date of grant. A Stock Option Agreement may provide for accelerated exercisability in the event of the Optionee’s death, disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee’s Service. Options may be awarded in combination with SARs, and such an Award may provide that the Options will not be exercisable unless the related SARs are forfeited.

5.5 Effect of Change in Control. The Committee may determine, at the time of granting an Option or thereafter, that such Option shall become exercisable as to all or part of the Common Shares subject to such Option in the event that a Change in Control occurs with respect to the Company or in the event that the Optionee is subject to an Involuntary Termination after a Change in Control. However, in the case of an ISO, the acceleration of exercisability shall not occur without the Optionee’s written consent. In addition, acceleration of exercisability may be required under Section 10.3.

5.6 Modification or Extension of Options. Within the limitations of the Plan, the Committee may modify or extend outstanding Options or may substitute new Options granted under the Plan for outstanding options granted by another issuer. Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding Options shall not be amended to reduce the Exercise Price of such Options or cancel such Options in exchange for cash or other Awards, or for Options with an Exercise Price that is less than the Exercise Price of the original Options, without stockholder approval. No modification of an Option shall, without the consent of the Optionee, alter or impair his or her rights or obligations under such Option.

5.7 Buyout Provisions. The Committee may at any time (a) offer to buy out for a payment in cash or cash equivalents an Option previously granted or (b) authorize an Optionee to elect to cash out an Option previously granted, in either case at such time and based upon such terms and conditions as the Committee shall establish. Except in connection with a corporate transaction involving the Company (including, without limitation, any reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), this Section 5.7 shall not apply to an Option with an Exercise Price that exceeds the Fair Market Value of a Common Share on the date of the buyout, unless the buyout has been approved by the Company’s stockholders.

ARTICLE 6. PAYMENT FOR OPTION SHARES

6.1 General Rule. The entire Exercise Price of Common Shares issued upon exercise of Options shall be payable in cash or cash equivalents at the time when such Common Shares are purchased, except that the Committee at its sole discretion may accept payment of the Exercise Price in any other form(s) described in this Article 6. However, if the Optionee is an Outside Director or executive officer of the Company, he or she may pay the Exercise Price in a form other than cash or cash equivalents only to the extent permitted by section 13(k) of the Exchange Act.

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6.2 Exercise/Sale. With the Committee’s consent, all or any part of the Exercise Price and any withholding taxes may be paid by delivering (on a form prescribed by the Company) an irrevocable direction to a securities broker approved by the Company to sell all or part of the Common Shares being purchased under the Plan and to deliver all or part of the sales proceeds to the Company.

6.3 Other Forms of Payment. With the Committee’s consent, all or any part of the Exercise Price and any withholding taxes may be paid in any other form that is consistent with applicable laws, regulations and rules.

ARTICLE 7. STOCK APPRECIATION RIGHTS

7.1 SAR Agreement. Each grant of an SAR under the Plan shall be evidenced by an SAR Agreement between the Optionee and the Company. Such SAR shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various SAR Agreements entered into under the Plan need not be identical. SARs may be granted in consideration of a reduction in the Optionee’s other compensation.

7.2 Number of Shares. Each SAR Agreement shall specify the number of Common Shares to which the SAR pertains and shall provide for the adjustment of such number in accordance with Article 10. SARs granted to an Optionee in a single calendar year shall in no event pertain to more than 1,500,000 Common Shares, except that SARs granted to a new Employee in the fiscal year of the Company in which his or her Service commences may pertain to a maximum of 2,000,000 Common Shares. The limitations set forth in the preceding sentence shall be subject to adjustment in accordance with Article 10.

7.3 Exercise Price. Each SAR Agreement shall specify the Exercise Price, which shall in no event be less than 100% of the Fair Market Value of a Common Share on the date of grant. The preceding sentence shall not apply to SARs granted pursuant to an assumption of, or substitution for, another SAR in a manner that would satisfy the requirements of section  424(a) of the Code if such section were applicable.

7.4 Exercisability and Term. Each SAR Agreement shall specify the date when all or any installment of the SAR is to become exercisable. The SAR Agreement shall also specify the term of the SAR. An SAR Agreement may provide for accelerated exercisability in the event of the Optionee’s death, disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee’s Service. SARs may be awarded in combination with Options, and such an Award may provide that the SARs will not be exercisable unless the related Options are forfeited. An SAR may be included in an ISO only at the time of grant but may be included in an NSO at the time of grant or thereafter. An SAR granted under the Plan may provide that it will be exercisable only in the event of a Change in Control.

7.5 Effect of Change in Control. The Committee may determine, at the time of granting an SAR or thereafter, that such SAR shall become exercisable as to all or part of the Common Shares subject to such SAR in the event that the Company is subject to a Change in Control or in the event that the Optionee is subject to an Involuntary Termination after a Change in Control. In addition, acceleration of exercisability may be required under Section 10.3.

7.6 Exercise of SARs. Upon exercise of an SAR, the Optionee (or any person having the right to exercise the SAR after his or her death) shall receive from the Company (a) Common Shares, (b) cash or (c) a combination of Common Shares and cash, as the Committee shall determine. The amount of cash and/or the Fair Market Value of Common Shares received upon exercise of SARs shall, in the aggregate, be equal to the amount by which the Fair Market Value (on the date of exercise) of the Common Shares subject to the SARs exceeds the Exercise Price. If, on the date when an SAR expires, the Exercise Price is less than the Fair Market Value on such date but any portion of such SAR has not been exercised or surrendered, then such SAR shall automatically be deemed to be exercised as of such date with respect to such portion. An SAR Agreement may also provide for an automatic exercise of the SAR on an earlier date.

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7.7 Modification or Extension of SARs. Within the limitations of the Plan, the Committee may modify or extend outstanding SARs or may substitute new SARs granted under the Plan for outstanding options granted by another issuer. Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding SARs shall not be amended to reduce the Exercise Price of such SARs or cancel such SARs in exchange for cash or other Awards, or for SARs with an Exercise Price that is less than the Exercise Price of the original SARs, without stockholder approval. No modification of a SAR shall, without the consent of the Optionee, alter or impair his or her rights or obligations under such SAR.

ARTICLE 8. RESTRICTED SHARES

8.1 Restricted Stock Agreement. Each grant of Restricted Shares under the Plan shall be evidenced by a Restricted Stock Agreement between the recipient and the Company. Such Restricted Shares shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Restricted Stock Agreements entered into under the Plan need not be identical.

8.2 Payment for Awards. Restricted Shares may be sold or awarded under the Plan for such consideration as the Committee may determine, including (without limitation) cash, cash equivalents, property, past services and future services. Within the limitations of the Plan, the Committee may accept the cancellation of outstanding options in return for the grant of Restricted Shares.

8.3 Vesting Conditions. Each Award of Restricted Shares may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Stock Agreement. A Restricted Stock Agreement may provide for accelerated vesting in the event of the Participant’s death, disability or retirement or other events. The Committee may determine, at the time of granting Restricted Shares or thereafter, that all or part of such Restricted Shares shall become vested in the event that a Change in Control occurs with respect to the Company or in the event that the Participant is subject to an Involuntary Termination after a Change in Control.

8.4 Voting and Dividend Rights. The holders of Restricted Shares awarded under the Plan shall have the same voting, dividend and other rights as the Company’s other stockholders. A Restricted Stock Agreement, however, may require that any cash dividends paid on Restricted Shares (a) be accumulated and paid when such Restricted Shares vest or (b) be invested in additional Restricted Shares. Such additional Restricted Shares shall be subject to the same conditions and restrictions as the Award with respect to which the dividends were paid.

ARTICLE 9. STOCK UNITS

9.1 Stock Unit Agreement. Each grant of Stock Units under the Plan shall be evidenced by a Stock Unit Agreement between the recipient and the Company. Such Stock Units shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Stock Unit Agreements entered into under the Plan need not be identical. Stock Units may be granted in consideration of a reduction in the recipient’s other compensation.

9.2 Payment for Awards. To the extent that an Award is granted in the form of Stock Units, no cash consideration shall be required of the Award recipients.

9.3 Vesting Conditions. Each Award of Stock Units may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Stock Unit Agreement. A Stock Unit Agreement may provide for accelerated vesting in the event of the Participant’s death, disability or retirement or other events. The Committee may determine, at the time of granting Stock Units or thereafter, that all or part of such Stock Units shall become vested in the event that the Company is subject to a Change in

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Control or in the event that the Participant is subject to an Involuntary Termination after a Change in Control. In addition, acceleration of vesting may be required under Section 10.3.

9.4 Voting and Dividend Rights. The holders of Stock Units shall have no voting rights. Prior to settlement or forfeiture, any Stock Unit awarded under the Plan may, at the Committee’s discretion, carry with it a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all cash dividends paid on one Common Share while the Stock Unit is outstanding. Dividend equivalents may be converted into additional Stock Units. Settlement of dividend equivalents may be made in the form of cash, in the form of Common Shares, or in a combination of both. Prior to distribution, any dividend equivalents that are not paid shall be subject to the same conditions and restrictions as the Stock Units to which they attach.

9.5 Form and Time of Settlement of Stock Units. Settlement of vested Stock Units may be made in the form of (a) cash, (b) Common Shares or (c) any combination of both, as determined by the Committee. The actual number of Stock Units eligible for settlement may be larger or smaller than the number included in the original Award, based on predetermined performance factors. Methods of converting Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of Common Shares over a series of trading days. Vested Stock Units may be settled in a lump sum or in installments. The distribution may occur or commence when all vesting conditions applicable to the Stock Units have been satisfied or have lapsed, or it may be deferred to any later date. The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents. Until an Award of Stock Units is settled, the number of such Stock Units shall be subject to adjustment pursuant to Article 10.

9.6 Creditors’ Rights. A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Stock Unit Agreement.

ARTICLE 10. PROTECTION AGAINST DILUTION

10.1 Adjustments. In the event of a subdivision of the outstanding Common Shares, a declaration of a dividend payable in Common Shares or a combination or consolidation of the outstanding Common Shares (by reclassification or otherwise) into a lesser number of Common Shares, corresponding adjustments shall automatically be made in each of the following:

(a) The number of Options, SARs, Restricted Shares and Stock Units available for future Awards under Article 3;

(b) The limitations set forth in Sections 5.2 and 7.2;

(c) The number of Common Shares covered by each outstanding Option and SAR;

(d) The Exercise Price under each outstanding Option and SAR; or

(e) The number of Stock Units included in any prior Award that has not yet been settled.

In the event of a declaration of an extraordinary dividend payable in a form other than Common Shares in an amount that has a material effect on the price of Common Shares, a recapitalization, a spin-off or a similar occurrence, the Committee shall make such adjustments as it, in its sole discretion, deems appropriate in one or more of the foregoing. Except as provided in this Article 10, a Participant shall have no rights by reason of any issuance by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class.

10.2 Dissolution or Liquidation. To the extent not previously exercised or settled, Options, SARs and Stock Units shall terminate immediately prior to the dissolution or liquidation of the Company.

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10.3 Reorganizations. In the event that the Company is a party to a merger or consolidation, all outstanding Awards shall be subject to the agreement of merger or consolidation. Such agreement shall provide for one or more of the following:

(a) The continuation of such outstanding Awards by the Company (if the Company is the surviving corporation).

(b) The assumption of such outstanding Awards by the surviving corporation or its parent, provided that the assumption of Options or SARs shall comply with section 424(a) of the Code (whether or not the Options are ISOs).

(c) The substitution by the surviving corporation or its parent of new awards for such outstanding Awards, provided that the substitution of Options or SARs shall comply with section 424(a) of the Code (whether or not the Options are ISOs).

(d) Full exercisability of outstanding Options and SARs and full vesting of the Common Shares subject to such Options and SARs, followed by the cancellation of such Options and SARs. The full exercisability of such Options and SARs and full vesting of such Common Shares may be contingent on the closing of such merger or consolidation. The Optionees shall be able to exercise such Options and SARs during a period of not less than five full business days preceding the closing date of such merger or consolidation, unless (i) a shorter period is required to permit a timely closing of such merger or consolidation and (ii) such shorter period still offers the Optionees a reasonable opportunity to exercise such Options and SARs. Any exercise of such Options and SARs during such period may be contingent on the closing of such merger or consolidation.

(e) The cancellation of outstanding Options and SARs and a payment to the Optionees equal to the excess of (i) the Fair Market Value of the Common Shares subject to such Options and SARs (whether or not such Options and SARs are then exercisable or such Common Shares are then vested) as of the closing date of such merger or consolidation over (ii) their Exercise Price. Such payment shall be made in the form of cash, cash equivalents, or securities of the surviving corporation or its parent with a Fair Market Value equal to the required amount. Such payment may be made in installments and may be deferred until the date or dates when such Options and SARs would have become exercisable or such Common Shares would have vested. Such payment may be subject to vesting based on the Optionee’s continuing Service, provided that the vesting schedule shall not be less favorable to the Optionee than the schedule under which such Options and SARs would have become exercisable or such Common Shares would have vested. If the Exercise Price of the Common Shares subject to such Options and SARs exceeds the Fair Market Value of such Common Shares, then such Options and SARs may be cancelled without making a payment to the Optionees. For purposes of this Subsection (e), the Fair Market Value of any security shall be determined without regard to any vesting conditions that may apply to such security.

(f) The cancellation of outstanding Stock Units and a payment to the Participants equal to the Fair Market Value of the Common Shares subject to such Stock Units (whether or not such Stock Units are then vested) as of the closing date of such merger or consolidation. Such payment shall be made in the form of cash, cash equivalents, or securities of the surviving corporation or its parent with a Fair Market Value equal to the required amount. Such payment may be made in installments and may be deferred until the date or dates when such Stock Units would have vested. Such payment may be subject to vesting based on the Participant’s continuing Service, provided that the vesting schedule shall not be less favorable to the Participant than the schedule under which such Stock Units would have vested. For purposes of this Subsection (f), the Fair Market Value of any security shall be determined without regard to any vesting conditions that may apply to such security.

ARTICLE 11. AWARDS UNDER OTHER PLANS

The Company may grant awards under other plans or programs. Such awards may be settled in the form of Common Shares issued under this Plan. Such Common Shares shall be treated for all purposes under the Plan

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like Common Shares issued in settlement of Stock Units and shall, when issued, reduce the number of Common Shares available under Article 3.

ARTICLE 12. PAYMENT OF DIRECTOR’S FEES IN SECURITIES

12.1 Effective Date. No provision of this Article 12 shall be effective unless and until the Board has determined to implement such provision.

12.2 Elections to Receive NSOs, Restricted Shares or Stock Units. An Outside Director may elect to receive his or her annual retainer payments and/or meeting fees from the Company in the form of cash, NSOs, Restricted Shares or Stock Units, or a combination thereof, as determined by the Board. Such NSOs, Restricted Shares and Stock Units shall be issued under the Plan. An election under this Article 12 shall be filed with the Company on the prescribed form.

12.3 Number and Terms of NSOs, Restricted Shares or Stock Units. The number of NSOs, Restricted Shares or Stock Units to be granted to Outside Directors in lieu of annual retainers and meeting fees that would otherwise be paid in cash shall be calculated in a manner determined by the Board. The terms of such NSOs, Restricted Shares or Stock Units shall also be determined by the Board.

ARTICLE 13. LIMITATION ON RIGHTS

13.1 Retention Rights. Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain an Employee, Outside Director or Consultant. The Company and its Parents, Subsidiaries and Affiliates reserve the right to terminate the Service of any Employee, Outside Director or Consultant at any time, with or without cause, subject to applicable laws, the Company’s certificate of incorporation and by-laws and a written employment agreement (if any).

13.2 Stockholders’ Rights. A Participant shall have no dividend rights, voting rights or other rights as a stockholder with respect to any Common Shares covered by his or her Award prior to the time when a stock certificate for such Common Shares is issued or, if applicable, the time when he or she becomes entitled to receive such Common Shares by filing any required notice of exercise and paying any required Exercise Price. No adjustment shall be made for cash dividends or other rights for which the record date is prior to such time, except as expressly provided in the Plan.

13.3 Regulatory Requirements. Any other provision of the Plan notwithstanding, the obligation of the Company to issue Common Shares under the Plan shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of Common Shares pursuant to any Award prior to the satisfaction of all legal requirements relating to the issuance of such Common Shares, to their registration, qualification or listing or to an exemption from registration, qualification or listing.

ARTICLE 14. WITHHOLDING TAXES

14.1 General. To the extent required by applicable federal, state, local or foreign law, a Participant or his or her successor shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The Company shall not be required to issue any Common Shares or make any cash payment under the Plan until such obligations are satisfied.

14.2 Share Withholding. To the extent that applicable law subjects a Participant to tax withholding obligations, the Company may permit such Participant to satisfy all or part of such obligations by having the Company withhold all or a portion of any Common Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Common Shares that he or she previously acquired. Such Common Shares shall be valued at their Fair Market Value on the date when they are withheld or surrendered. This Section 14.2 shall apply only to the minimum extent required by applicable tax laws.

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ARTICLE 15. LIMITATION ON PAYMENTS

15.1 Scope of Limitation. This Article 15 shall apply to an Award only if:

(a) The independent auditors selected for this purpose by the Committee (the “Auditors”) determine that the after-tax value of such Award to the Participant, taking into account the effect of all federal, state and local income taxes, employment taxes and excise taxes applicable to the Participant (including the excise tax under section 4999 of the Code), will be greater after the application of this Article 15 than it was before the application of this Article 15; or

(b) The Committee, at the time of making an Award under the Plan or at any time thereafter, specifies in writing that such Award shall be subject to this Article 15 (regardless of the after-tax value of such Award to the Participant).

If this Article 15 applies to an Award, it shall supersede any contrary provision of the Plan or of any Award granted under the Plan.

15.2 Basic Rule. In the event that the Auditors determine that any payment or transfer by the Company under the Plan to or for the benefit of a Participant (a “Payment”) would be nondeductible by the Company for federal income tax purposes because of the provisions concerning “excess parachute payments” in section 280G of the Code, then the aggregate present value of all Payments shall be reduced (but not below zero) to the Reduced Amount. For purposes of this Article 15, the “Reduced Amount” shall be the amount, expressed as a present value, which maximizes the aggregate present value of the Payments without causing any Payment to be nondeductible by the Company because of section 280G of the Code.

15.3 Reduction of Payments. If the Auditors determine that any Payment would be nondeductible by the Company because of section 280G of the Code, then the Company shall promptly give the Participant notice to that effect and a copy of the detailed calculation thereof and of the Reduced Amount, and the Participant may then elect, in his or her sole discretion, which and how much of the Payments shall be eliminated or reduced (as long as after such election the aggregate present value of the Payments equals the Reduced Amount) and shall advise the Company in writing of his or her election within 10 days of receipt of notice. If no such election is made by the Participant within such 10-day period, then the Company may elect which and how much of the Payments shall be eliminated or reduced (as long as after such election the aggregate present value of the Payments equals the Reduced Amount) and shall notify the Participant promptly of such election. For purposes of this Article 15, present value shall be determined in accordance with section 280G(d)(4) of the Code. All determinations made by the Auditors under this Article 15 shall be binding upon the Company and the Participant and shall be made within 60 days of the date when a Payment becomes payable or transferable. As promptly as practicable following such determination and the elections hereunder, the Company shall pay or transfer to or for the benefit of the Participant such amounts as are then due to him or her under the Plan and shall promptly pay or transfer to or for the benefit of the Participant in the future such amounts as become due to him or her under the Plan.

15.4 Overpayments and Underpayments. As a result of uncertainty in the application of section 280G of the Code at the time of an initial determination by the Auditors hereunder, it is possible that Payments will have been made by the Company which should not have been made (an “Overpayment”) or that additional Payments which will not have been made by the Company could have been made (an “Underpayment”), consistent in each case with the calculation of the Reduced Amount hereunder. In the event that the Auditors, based upon the assertion of a deficiency by the Internal Revenue Service against the Company or the Participant that the Auditors believe has a high probability of success, determine that an Overpayment has been made, such Overpayment shall be treated for all purposes as a loan to the Participant that he or she shall repay to the Company, together with interest at the applicable federal rate provided in section 7872(f)(2) of the Code; provided, however, that no amount shall be payable by the Participant to the Company if and to the extent that such payment would not reduce the amount that is subject to taxation under section 4999 of the Code. In the

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event that the Auditors determine that an Underpayment has occurred, such Underpayment shall promptly be paid or transferred by the Company to or for the benefit of the Participant, together with interest at the applicable federal rate provided in section  7872(f)(2) of the Code.

15.5 Related Corporations. For purposes of this Article 15, the term “Company” shall include affiliated corporations to the extent determined by the Auditors in accordance with section 280G(d)(5) of the Code.

ARTICLE 16. FUTURE OF THE PLAN

16.1 Term of the Plan. The Plan, as set forth herein, shall become effective on January 15, 2009. The Plan shall remain in effect until the earlier of (a) the date when the Plan is terminated under Section 16.2 or (b) January 14, 2019.

16.2 Amendment or Termination. The Board may, at any time and for any reason, amend or terminate the Plan. No Awards shall be granted under the Plan after the termination thereof. The termination of the Plan, or any amendment thereof, shall not affect any Award previously granted under the Plan.

16.3 Stockholder Approval. An amendment of the Plan shall be subject to the approval of the Company’s stockholders only to the extent required by applicable laws, regulations or rules.

ARTICLE 17. DEFINITIONS

17.1 “Affiliate” means any entity other than a Subsidiary, if the Company and/or one or more Subsidiaries own not less than 50% of such entity.

17.2 “Award” means any award of an Option, an SAR, a Restricted Share or a Stock Unit under the Plan.

17.3 “Board” means the Company’s Board of Directors, as constituted from time to time.

17.4 “Change in Control” means:

(a) The consummation of a merger or consolidation of the Company or any Subsidiary with or into another entity or any other corporate reorganization, if immediately after such transaction the Ownership Percentage (as defined below) of persons who were not stockholders of the Company immediately before such transaction is 30% or more; provided, however, that if such percentage is less than 50%, a majority of the Incumbent Directors (as defined below) may determine prior to the consummation of such transaction that a Change in Control has not occurred after considering all relevant factors;

(b) The sale, transfer or other disposition of all or substantially all of the Company’s assets;

(c) A change in the composition of the Board, as a result of which fewer than two-thirds of the incumbent directors are directors who either (i) had been directors of the Company on the date hereof (the “Original Directors”) or (ii) were elected, or nominated for election, to the Board with the approval of at least a majority of the sum of (A) the Original Directors who were still in office at the time of the election or nomination and (B) the directors whose election or nomination was previously so approved (collectively, the “Incumbent Directors”); or

(d) Any transaction as a result of which any person is the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing at least 25% of the total voting power represented by the Company’s then outstanding voting securities.

For purposes of this Section 17.4, the term “person” shall have the same meaning as when used in sections 13(d) and 14(d) of the Exchange Act but shall exclude (i) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or of a Parent or Subsidiary and (ii) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the Common Shares.

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For purposes of Subsection (a) above, the term “Ownership Percentage” means the percentage of the voting power of the outstanding securities of (i) the continuing or surviving entity and (ii) any direct or indirect parent corporation of such continuing or surviving entity.

For purposes of the proviso in Subsection (a) above, the factors to be considered by the Board in determining that a Change in Control has not occurred shall include, without limitation:

(i) The Ownership Percentage;

(ii) Whether there is a change in the composition of the Board or the board of directors of the continuing or surviving entity;

(iii) Whether there is a change in the management of the Company or the continuing or surviving entity;

(iv) The extent of the anticipated change in the business, operations or assets of the Company or the continuing or surviving entity;

(v) The level of severance benefits available to comparable management at any entity other than the Company resulting from any transaction specified in Subsections (a) through (d) above; and

(vi) Whether treating the transaction as a Change in Control for purposes of the Plan is necessary or desirable for purposes of achieving the business objectives of the transaction specified in Subsections (a) through (d) above.

A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

17.5 “Code” means the Internal Revenue Code of 1986, as amended.

17.6 “Committee” means the Compensation Committee of the Board, as further described in Article 2.

17.7 “Common Share” means one share of the common stock of the Company.

17.8 “Company” means Ariba, Inc., a Delaware corporation.

17.9 “Consultant” means a consultant or adviser who provides bona fide services to the Company, a Parent, a Subsidiary or an Affiliate as an independent contractor.

17.10 “Employee” means a common-law employee of the Company, a Parent, a Subsidiary or an Affiliate.

17.11 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

17.12 “Exercise Price,” in the case of an Option, means the amount for which one Common Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement. “Exercise Price,” in the case of an SAR, means an amount, as specified in the applicable SAR Agreement, which is subtracted from the Fair Market Value of one Common Share in determining the amount payable upon exercise of such SAR.

17.13 “Fair Market Value” means the price at which Common Shares were last sold in the principal U.S. market for Common Shares on the applicable date or, if the applicable date was not a trading day, on the last trading day prior to the applicable date. If Common Shares are no longer traded on a public U.S. securities market, the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate. The Committee’s determination shall be conclusive and binding on all persons.

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17.14 “Involuntary Termination” shall have the meaning given such term in the agreement applicable to the Award or in any other agreement between the Company and the Participant.

17.15 “ISO” means an incentive stock option described in section 422(b) of the Code.

17.16 “NSO” means a stock option not described in sections 422 or 423 of the Code.

17.17 “Option” means an ISO or NSO granted under the Plan and entitling the holder to purchase Common Shares.

17.18 “Optionee” means an individual or estate holding an Option or SAR.

17.19 “Outside Director” means a member of the Board who is not an Employee.

17.20 “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

17.21 “Participant” means an individual or estate holding an Award.

17.22 “Plan” means this Ariba, Inc. 1999 Equity Incentive Plan, as amended from time to time.

17.23 “Restricted Share” means a Common Share awarded under the Plan.

17.24 “Restricted Stock Agreement” means the agreement between the Company and the recipient of a Restricted Share that contains the terms, conditions and restrictions pertaining to such Restricted Share.

17.25 “SAR” means a stock appreciation right granted under the Plan.

17.26 “SAR Agreement” means the agreement between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to his or her SAR.

17.27 “Service” means service as an Employee, Outside Director or Consultant.

17.28 “Stock Option Agreement” means the agreement between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to his or her Option.

17.29 “Stock Unit” means a bookkeeping entry representing the equivalent of one Common Share, as awarded under the Plan.

17.30 “Stock Unit Agreement” means the agreement between the Company and the recipient of a Stock Unit that contains the terms, conditions and restrictions pertaining to such Stock Unit.

17.31 “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

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Appendix B

ARIBA, INC.

EMPLOYEE STOCK PURCHASE PLAN

ADOPTED EFFECTIVE JUNE 23, 1999

AMENDED AND RESTATED EFFECTIVE AUGUST 1, 2006

AMENDED AND RESTATED EFFECTIVE FEBRUARY 1, 2009

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ARIBA, INC.

EMPLOYEE STOCK PURCHASE PLAN

SECTION 1.    PURPOSE OF THE PLAN.

The Board adopted the Plan effective as of June 23, 1999, and most recently amended and restated the Plan effective as of February 1, 2009. The purpose of the Plan is to provide Eligible Employees with an opportunity to increase their proprietary interest in the success of the Company by purchasing Stock from the Company on favorable terms and to pay for such purchases through payroll deductions. The Plan is intended to qualify for favorable tax treatment under section 423 of the Code.

SECTION 2.     ADMINISTRATION OF THE PLAN.

(a) Committee Composition. The Committee shall administer the Plan. The Committee shall consist exclusively of one or more members of the Board, who shall be appointed by the Board.

(b) Committee Responsibilities. The Committee shall interpret the Plan and make all other policy decisions relating to the operation of the Plan. The Committee may adopt such rules, guidelines and forms as it deems appropriate to implement the Plan. The Committee’s determinations under the Plan shall be final and binding on all persons.

SECTION 3.    STOCK OFFERED UNDER THE PLAN.

(a) Authorized Shares. The number of shares of Stock available for purchase under the Plan shall be 7,166,666 (subject to adjustment pursuant to Subsection (b) below).1

(b) Anti-Dilution Adjustments. The aggregate number of shares of Stock offered under the Plan and the 1,000-share limitation described in Section 8(c) shall be adjusted proportionately for any increase or decrease in the number of outstanding shares of Stock resulting from a subdivision or consolidation of shares or the payment of a stock dividend, any other increase or decrease in such shares effected without receipt or payment of consideration by the Company, the distribution of the shares of a Subsidiary to the Company’s stockholders, or a similar event.

(c) Reorganizations. Any other provision of the Plan notwithstanding, immediately prior to the effective time of a Corporate Reorganization, the Offering Period then in progress shall terminate and shares shall be purchased pursuant to Section 8, unless the Plan is continued or assumed by the surviving corporation or its parent corporation. The Plan shall in no event be construed to restrict in any way the Company’s right to undertake a dissolution, liquidation, merger, consolidation or other reorganization.

SECTION 4.    ENROLLMENT AND PARTICIPATION.

(a) Offering Periods. While the Plan is in effect, two Offering Periods shall commence in each calendar year. The Offering Periods shall consist of the six-month periods commencing on each February 1 and August 1. However, the Committee may determine that the first Offering Period applicable to the Eligible Employees of a new Participating Company shall commence on any date specified by the Committee, provided that an Offering Period shall in no event be longer than 27 months.

[1]	This number reflects adjustments for stock splits through January 31, 2009. It consists of the initial reserve of 1,333,333 shares, plus the automatic annual increases specified by the Plan for years 2000 through 2005, plus the increase of 1,500,000 shares approved by the Board on January 15, 2009, subject to the approval of the stockholders at the 2009 annual meeting.

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(b) Enrollment. In the case of any individual who qualifies as an Eligible Employee on the first day of any Offering Period, he or she may elect to become a Participant on such day by filing the prescribed enrollment form with the Company. The enrollment form shall be filed at the prescribed location not later than one business day prior to the first day of such Offering Period.

(c) Duration of Participation. Once enrolled in the Plan, a Participant shall continue to participate in the Plan until he or she:

(i) Withdraws from the Plan under Section 6(a);

(ii) Reaches the end of the Offering Period in which his or her employee contributions were discontinued under Section 9(b); or

(iii) Ceases to be an Eligible Employee.

A Participant whose employee contributions were discontinued automatically under Section 9(b) shall automatically resume participation at the beginning of the earliest Offering Period ending in the next calendar year, if he or she then is an Eligible Employee. In all other cases, a former Participant may again become a Participant, if he or she then is an Eligible Employee, by following the procedure described in Subsection (b) above.

SECTION 5.    EMPLOYEE CONTRIBUTIONS.

(a) Commencement of Payroll Deductions. A Participant may purchase shares of Stock under the Plan solely by means of payroll deductions. Payroll deductions may commence on the first day of any Offering Period, provided that the Participant has filed the prescribed enrollment form with the Company at the prescribed location at least one business day prior to the first day of such Offering Period.

(b) Amount of Payroll Deductions. An Eligible Employee shall designate on the enrollment form the portion of his or her Compensation that he or she elects to have withheld for the purchase of Stock. Such portion shall be a whole percentage of the Eligible Employee’s Compensation, but not less than 1% nor more than 15%.

(c) Changing Withholding Rate. If a Participant wishes to change the rate of payroll withholding, he or she may do so by filing a new enrollment form with the Company at the prescribed location. The new withholding rate may be effective on the first day of any Offering Period, provided that the Participant has filed the prescribed enrollment form with the Company at the prescribed location at least one business day prior to the first day of such Offering Period. The new withholding rate shall be a whole percentage of the Eligible Employee’s Compensation, but not less than 1% nor more than 15%. A Participant shall not change the rate of payroll withholding or discontinue employee contributions during an Offering Period, but the Participant may at any time withdraw from the Plan pursuant to Section 6(a).

SECTION 6.    WITHDRAWAL FROM THE PLAN.

(a) Withdrawal. A Participant may elect to withdraw from the Plan by filing the prescribed form with the Company at the prescribed location at any time before the last day of an Offering Period. As soon as reasonably practicable thereafter, payroll deductions shall cease and the entire amount credited to the Participant’s Plan Account shall be refunded to him or her in cash, without interest. No partial withdrawals shall be permitted.

(b) Re-Enrollment After Withdrawal. A former Participant who has withdrawn from the Plan shall not be a Participant until he or she re-enrolls in the Plan under Section 4(b). Re-enrollment may be effective only at the commencement of an Offering Period.

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SECTION 7.    CHANGE IN EMPLOYMENT STATUS.

(a) Termination of Employment. Termination of employment as an Eligible Employee for any reason, including death, shall be treated as an automatic withdrawal from the Plan under Section 6(a). (A transfer from one Participating Company to another shall not be treated as a termination of employment.)

(b) Leave of Absence. For purposes of the Plan, employment shall not be deemed to terminate when the Participant goes on a military leave, a sick leave or another bona fide leave of absence, if the leave was approved by the Company in writing. Employment, however, shall be deemed to terminate 90 days after the Participant goes on a leave, unless a contract or statute guarantees his or her right to return to work. Employment shall be deemed to terminate in any event when the approved leave ends, unless the Participant immediately returns to work.

(c) Death. In the event of the Participant’s death, the amount credited to his or her Plan Account shall be paid to a beneficiary designated by him or her for this purpose on the prescribed form or, if none, to the Participant’s estate. Such form shall be valid only if it was filed with the Company at the prescribed location before the Participant’s death.

SECTION 8.    PLAN ACCOUNTS AND PURCHASE OF SHARES.

(a) Plan Accounts. The Company shall maintain a Plan Account on its books in the name of each Participant. Whenever an amount is deducted from the Participant’s Compensation under the Plan, such amount shall be credited to the Participant’s Plan Account. Amounts credited to Plan Accounts shall not be trust funds and may be commingled with the Company’s general assets and applied to general corporate purposes. No interest shall be credited to Plan Accounts.

(b) Purchase Price. The Purchase Price for each share of Stock purchased at the close of an Offering Period shall be equal to 85% of the Fair Market Value of such share on the last trading day in such Offering Period.

(c) Number of Shares Purchased. As of the last day of each Offering Period, each Participant shall be deemed to have elected to purchase the number of shares of Stock calculated in accordance with this Subsection (c), unless the Participant has previously elected to withdraw from the Plan in accordance with Section 6(a). The amount then in the Participant’s Plan Account shall be divided by the Purchase Price, and the number of shares that results shall be purchased from the Company with the funds in the Participant’s Plan Account. The foregoing notwithstanding, no Participant shall purchase more than 1,000 shares of Stock with respect to any Offering Period nor more than the amounts of Stock set forth in Sections 3(a) and 9(b). Any fractional share shall be rounded down to the next lower whole share.

(d) Available Shares Insufficient. In the event that the aggregate number of shares that all Participants elect to purchase during an Offering Period exceeds the maximum number of shares remaining available for issuance under Section 3, then the number of shares to which each Participant is entitled shall be determined by multiplying the number of shares available for issuance by a fraction. The numerator of such fraction is the number of shares that such Participant has elected to purchase, and the denominator of such fraction is the number of shares that all Participants have elected to purchase.

(e) Issuance of Stock. Certificates representing the shares of Stock purchased by a Participant under the Plan shall be issued to him or her as soon as reasonably practicable after the close of the applicable Offering Period, except that the Committee may determine that such shares shall be held for each Participant’s benefit by a broker designated by the Committee (unless the Participant has elected that certificates be issued to him or her). Shares may be registered in the name of the Participant or jointly in the name of the Participant and his or her spouse as joint tenants with right of survivorship or as community property. The Committee may impose such restrictions on the transfer or resale of issued shares as it may deem advisable.

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(f) Tax Withholding. To the extent required by applicable federal, state, local or foreign law, a Participant shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The Company shall not be required to issue any shares of Stock under the Plan until such obligations are satisfied.

(g) Unused Cash Balances. Any amount remaining in the Participant’s Plan Account that represents the Purchase Price for any fractional share, or for whole shares that could not be purchased by reason of Subsection (c) above, Section 3 or Section 9(b), shall be refunded to the Participant in cash, without interest.

SECTION 9.    LIMITATIONS ON STOCK OWNERSHIP.

(a) Five Percent Limit. Any other provision of the Plan notwithstanding, no Participant shall be granted a right to purchase Stock under the Plan if such Participant, immediately after his or her election to purchase such Stock, would own stock possessing more than 5% of the total combined voting power or value of all classes of stock of the Company or any parent or Subsidiary of the Company. For purposes of this Subsection (a), the following rules shall apply:

(i) Ownership of stock shall be determined after applying the attribution rules of section 424(d) of the Code;

(ii) Each Participant shall be deemed to own any stock that he or she has a right or option to purchase under this or any other plan; and

(iii) Each Participant shall be deemed to have the right to purchase 1,000 shares of Stock under this Plan with respect to each Offering Period.

(b) Dollar Limit. Any other provision of the Plan notwithstanding, no Participant shall purchase Stock with a Fair Market Value in excess of (i) $25,000 minus (ii) the Fair Market Value of any Stock that the Participant previously purchased in the current calendar year (under this Plan and all other employee stock purchase plans of the Company or any parent or Subsidiary of the Company). For all purposes under this Subsection (b), the Fair Market Value of Stock shall be determined as of the beginning of the Offering Period in which such Stock is purchased. Employee stock purchase plans not described in Section 423 of the Code shall be disregarded. If a Participant is precluded by this Subsection (b) from purchasing additional Stock under the Plan, then his or her employee contributions shall automatically be discontinued and shall automatically resume at the beginning of the last Offering Period that will commence in the current calendar year (if he or she then is an Eligible Employee).

SECTION 10.    RIGHTS NOT TRANSFERABLE.

The rights of any Participant under the Plan, or any Participant’s interest in any Stock or moneys to which he or she may be entitled under the Plan, shall not be transferable by voluntary or involuntary assignment or by operation of law, or in any other manner other than by beneficiary designation or the laws of descent and distribution. If a Participant in any manner attempts to transfer, assign or otherwise encumber his or her rights or interest under the Plan, other than by beneficiary designation or the laws of descent and distribution, then such act shall be treated as an election by the Participant to withdraw from the Plan under Section 6(a).

SECTION 11.    NO RIGHTS AS AN EMPLOYEE.

Nothing in the Plan or in any right granted under the Plan shall confer upon the Participant any right to continue in the employ of a Participating Company for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Participating Companies or of the Participant, which rights are hereby expressly reserved by each, to terminate his or her employment at any time and for any reason, with or without cause.

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SECTION 12.    NO RIGHTS AS A STOCKHOLDER.

A Participant shall have no rights as a stockholder with respect to any shares of Stock that he or she may have a right to purchase under the Plan until such shares have been purchased on the last day of the applicable Offering Period.

SECTION 13.    SECURITIES LAW REQUIREMENTS.

Shares of Stock shall not be issued under the Plan unless the issuance and delivery of such shares comply with (or are exempt from) all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company’s securities may then be traded.

SECTION 14.    AMENDMENT OR DISCONTINUANCE.

The Board shall have the right to amend, suspend or terminate the Plan at any time and without notice. Except as provided in Section 3, any increase in the aggregate number of shares of Stock that may be issued under the Plan shall be subject to the approval of the Company’s stockholders. In addition, any other amendment of the Plan shall be subject to the approval of the Company’s stockholders to the extent required by any applicable law or regulation.

SECTION 15.    DEFINITIONS.

(a) “Board” means the Board of Directors of the Company, as constituted from time to time.

(b) “Code” means the Internal Revenue Code of 1986, as amended.

(c) “Committee” means a committee of the Board, as described in Section 2.

(d) “Company” means Ariba, Inc., a Delaware corporation.

(e) “Compensation” means (i) the total compensation paid in cash to a Participant by a Participating Company, including salaries, wages, bonuses, incentive compensation, commissions, overtime pay and shift premiums, plus (ii) any pre-tax contributions made by the Participant under section 401(k) or 125 of the Code. “Compensation” shall exclude all non-cash items, moving or relocation allowances, cost-of-living equalization payments, car allowances, tuition reimbursements, imputed income attributable to cars or life insurance, severance pay, fringe benefits, contributions or benefits received under employee benefit plans, income attributable to the exercise of stock options, and similar items. The Committee shall determine whether a particular item is included in Compensation.

(f) “Corporate Reorganization” means:

(i) The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization; or

(ii) The sale, transfer or other disposition of all or substantially all of the Company’s assets or the complete liquidation or dissolution of the Company.

(g) “Eligible Employee” means any employee of a Participating Company if his or her customary employment is for more than five months per calendar year and for more than 20 hours per week. The foregoing notwithstanding, an individual shall not be considered an Eligible Employee if his or her participation in the Plan is prohibited by the law of any country that has jurisdiction over him or her or if he or she is subject to a collective bargaining agreement that does not provide for participation in the Plan.

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(h) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(i) “Fair Market Value” means the price at which Stock was last sold in the principal U.S. market for Stock on the applicable date or, if the applicable date was not a trading day, on the last trading day prior to the applicable date. If Stock is no longer traded on a public U.S. securities market, the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate. The Committee’s determination shall be conclusive and binding on all persons.

(j) “Offering Period” means a period with respect to which the right to purchase Stock may be granted under the Plan, as determined pursuant to Section 4(a).

(k) “Participant” means an Eligible Employee who participates in the Plan, as provided in Section 4.

(l) “Participating Company” means (i) the Company and (ii) each present or future Subsidiary designated by the Committee as a Participating Company.

(m) “Plan” means this Ariba, Inc. Employee Stock Purchase Plan, as it may be amended from time to time.

(n) “Plan Account” means the account established for each Participant pursuant to Section 8(a).

(o) “Purchase Price” means the price at which Participants may purchase Stock under the Plan, as determined pursuant to Section 8(b).

(p) “Stock” means the Common Stock of the Company.

(q) “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

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ARIBA, INC. 807 11TH AVENUE SUNNYVALE, CA 94089

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

ARIBA1 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

ARIBA, INC.

Vote On Directors

1. Election of Directors

Nominees:

01) Harriet Edelman 02) Richard A. Kashnow 03) Robert D. Johnson

For Withhold For All To withhold authority to vote for any individual All All Except nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

Vote On Proposals

2. To approve the amendment and restatement of Ariba’s 1999 Equity Incentive Plan to increase the number of shares of common stock available under the plan by 5,270,000 shares.

3. To approve the amendment and restatement of Ariba’s Employee Stock Purchase Plan to increase the number of shares of common stock available under the plan by 1,500,000 shares.

4. To ratify the appointment of Ernst & Young LLP as the Company’s independent accountants for the fiscal year ending September 30, 2009.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

For Against Abstain For Against Abstain For Against Abstain

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Please indicate if you plan to attend this meeting.

Please are held date as joint and tenants, sign exactly both as should your sign name(s) . When is (are) signing shown as an on executor, the share administrator, certificate(s) trustee, to which guardian, the Proxy attorney applies -in . When -fact or shares other fiduciary, authorized please officer give . When full signing title as as such a .partnership, When signing please as a sign corporation, in partnership please name sign by in full an authorized corporate name person by . President or other

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

ARIBA2

ARIBA, INC. 807 11th Avenue Sunnyvale, CA 94089

This Proxy is Solicited on Behalf of the Board of Directors of Ariba, Inc. for the Annual Meeting of Stockholders to be held March 11, 2009

The undersigned holder of common stock (the “Common Stock”), par value $0.002, of Ariba, Inc. (the “Company”) hereby appoints Robert M. Calderoni and Ahmed Rubaie, or either of them, proxies for the undersigned, each with full power of substitution, to represent and to vote as specified in this Proxy all Common Stock of the Company that the undersigned stockholder would be entitled to vote if personally present at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on March 11, 2009 at 8:00 a.m. local time, at ARIBA, 11625 Rainwater Drive, 500-600 Northwinds Center, Suite 150, Alpharetta, GA, and at any adjournments or postponements of the Annual Meeting. The undersigned stockholder hereby revokes any proxy or proxies heretofore executed for such matters.

This proxy, when properly executed, will be voted in the manner as directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS LISTED IN THE PROXY STATEMENT, FOR THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF ARIBA’S 1999 EQUITY INCENTIVE PLAN, FOR THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF ARIBA’S EMPLOYEE STOCK PURCHASE PLAN, FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2009, AND IN THE DISCRETION OF THE PROXIES AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. The undersigned stockholder may revoke this proxy at any time before it is voted by delivering to the Chief Financial Officer of the Company either a written revocation of the proxy or a duly executed proxy bearing a later date, or by appearing at the Annual Meeting and voting in person.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, PLEASE MARK, SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED RETURN ENVELOPE. If you receive more than one proxy card, please sign and return ALL cards in the enclosed envelope.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)